Exhibit 10.1

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

$996,000

LOAN AND SECURITY AGREEMENT

Dated as of February 1, 2017

by and between

AGRITECH WORLDWIDE, INC.,

as Borrower,

the lenders party hereto,

and

GKS FUNDING LLC,

as Administrative Agent

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Table Of Contents

1.	Definitions And Terms		1

2.	Loans: Disbursements, Interest Rates, Loan Requests And Fees		11

	2.1	Loans	11
	2.2	Reserved	12
	2.3	Interest Rates and Fees	12
	2.4	Reserved	12
	2.5	Computation of Interest	12

3.	Loans: General Terms		12

	3.1	Payments	12
	3.2	Late Payment Provision	13
	3.3	Notes	13
	3.4	One Loan	13
	3.5	Commitments Several	13
	3.6	Defaulting Lenders	14
	3.7	Use of Loan Proceeds	15
	3.8	Representation and Warranty	15
	3.9	Authorization to Disburse	15
	3.10	Payment of Costs, Fees and Expenses	15
	3.11	Reserved	15
	3.12	Application of Payments	15
	3.13	Obligor Liability Provisions	16

4.	Collateral: General terms		18

	4.1	Grant of Security Interest	18
	4.2	Supplemental Documentation	18
	4.3	Inspections and Verifications	19
	4.4	Liens/Collateral Locations	19
	4.5	Reserved	19
	4.6	Reserved	19
	4.7	Assignment of Competing Security Interest	19
	4.8	Possessory Collateral	19
	4.9	Additional Collateral	20
	4.10	No Custom or Waiver	20
	4.11	Lien on Realty/Fixtures	20
	4.12	Reserved.	20

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

5.	Collateral: Accounts		20

	5.1	Reserved	20
	5.2	Reserved	20
	5.3	Additional Representations, Warranties and Covenants	20
	5.4	Reserved	21
	5.5	Verification of Accounts	21
	5.6	Notices Regarding Account Debtors	21
	5.7	Notice Regarding Disputed Accounts	22
	5.8	Attorney and Agent-In-Fact	22

6.	Collateral: Inventory		22

	6.1	Reserved	22
	6.2	Additional Representations, Warranties and Covenants	22
	6.3	Sale of Inventory	23
	6.4	Responsibility for Inventory	23

7.	EQUIPMENT		23

	7.1	Representations, Warranties and Covenants	23
	7.2	Maintenance of Equipment	23
	7.3	Evidence of Ownership	23
	7.4	Records and Schedules of Equipment	23

8.	INSURANCE AND TAXES		23

	8.1	Insurance	23
	8.2	Taxes	25

9.	Representations, Warranties And Covenants: General		25

	9.1	Representations and Warranties	25
	9.2	Covenants	28
	9.3	Negative Covenants	31
	9.4	Reserved	33
	9.5	Financial Reporting/Compliance Certificate	33

10.	Conditions Precedent		34

	10.1	Conditions to Initial Funding	34
	10.2	Conditions to Subsequent Advances	35

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

11.	Event Of Default; Remedies		36

	11.1	Events of Default	36
	11.2	Cumulative Remedies	38
	11.3	Discontinuing Advances	38
	11.4	Remedies	38
	11.5	Assembling Collateral	39
	11.6	Sale of Collateral	39
	11.7	Standards for Exercising Remedies	40
	11.8	Reserved.	40

12.	THE AGENT.		40

	12.1	Appointment and Authorization	40
	12.2	Delegation of Duties	41
	12.3	Exculpation of Agent	41
	12.4	Reliance by Agent	41
	12.5	Notice of Default	42
	12.6	Credit Decision	42
	12.7	Indemnification	43
	12.8	Agent in its Individual Capacity	43
	12.9	Successor Agent	43
	12.10	Collateral Matters	44
	12.11	Restriction on Actions by Lenders	44
	12.12	Agent May File Proofs of Claim	45
	12.13	Other Agents; Arrangers and Managers	45

13.	General		46

	13.1	Bank Accounts	46
	13.2	Application of Payments	46
	13.3	Reserved	46
	13.4	Modification and Assignment of Loan Documents	46
	13.5	Waiver of Defaults	46
	13.6	Severability	47
	13.7	Successors and Assigns	47
	13.8	Incorporation of Other Agreements; Exhibits; and Schedules	47
	13.9	Survival of Termination	47
	13.10	Waiver of Notices	47
	13.11	Authority to Execute and Borrow	48
	13.12	Costs, Fees and Expenses	48
	13.13	Binding Agreement; Governing Law	48
	13.14	Notices	49
	13.15	Release of Claims	49
	13.16	Capital Adequacy Charge	49
	13.17	Headings	50

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

13.18	Maximum Interest	50
13.19	Construction	50
13.20	Revival of Liabilities	51
13.21	General Indemnity	51
13.22	Environmental and Safety and Health Indemnity	52
13.23	Other Amounts Deemed Loans	52
13.24	Reserved	53
13.25	Further Assurances	53
13.26	Reserved	53
13.27	Disclosure of Information	53
13.28	Patriot Act	53
13.29	Merger Clause/Counterparts	53
13.30	SERVICE OF PROCESS	54
13.31	JURISDICTION; VENUE	54
13.32	JURY WAIVER	54

EXHIBITS & SCHEDULES

Annex A	Lenders and Pro Rata Shares

Schedule 1.1(A)	Permitted Indebtedness
Schedule 1.1(B)	Permitted Liens
Schedule 3.5	Debt to be Repaid
Schedule 4.1	Commercial Tort Claims
Schedule 4.2(A)	Titled Vehicles
Schedule 4.2(B)	Borrower’s Information
Schedule 4.4	Chief Executive Office and Collateral Locations
Schedule 4.11	Fixtures/Real Property Owned by Borrower
Schedule 9.1(F)	Litigation
Schedule 9.1(H)	Government Contracts
Schedule 9.1(I)	Intellectual Property
Schedule 9.1(L)	Breach of Other Documents
Schedule 9.1(O)	Change of Corporate Name or Structure
Schedule 9.1(P)	Borrower and its Subsidiaries’ Corporation Information
Schedule 9.1(R)	Labor Relations
Schedule 9.1(Y)	Affiliate Transactions
Schedule 9.2(L)	Preferred Notes
Schedule 9.3(D)	Investments

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Loan And Security Agreement

This Loan and Security Agreement (this “Loan Agreement”) is made and entered into as of February 1, 2017, by and among GKS FUNDING LLC, as administrative agent (in such capacity “Agent”), the lenders party hereto (“Lenders”), and AGRITECH WORLDWIDE, INC., a Nevada corporation (“Borrower”).

W I T N E S S E T H:

WHEREAS, Borrower desires Agent and Lenders to provide certain extensions of credit, loans or other financial accommodations to Borrower (the “Financial Accommodations”); and

WHEREAS, the Agent and Lenders are willing to provide Financial Accommodations to Borrower, but solely on the terms and subject to the conditions set forth in this Loan Agreement and the other documents, instruments and agreements executed and delivered pursuant to this Loan Agreement or referenced herein.

NOW THEREFORE, in consideration of the Financial Accommodations, the mutual promises and understandings of Agent, Lenders and Borrower set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders and Borrower hereby agree as set forth in this Loan Agreement.

1.        Definitions And Terms

1.1       The following words, terms or phrases shall have the following meanings:

“Account”, “Account Debtor”, “Certificate of Title”, “Certificated Security”, “Chattel Paper”, “Commercial Tort Claims”, “Deposit Account”, “Document”, “Document of Title”, “Electronic Chattel Paper”, “Equipment”, “Fixture”, “General Intangibles”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter of Credit Rights”, “Payment Intangibles”, “Proceeds”, “Supporting Obligations” and “Tangible Chattel Paper”: shall have their respective meanings as set forth in the UCC.

“Affiliate” shall mean any Person that directly or indirectly, through one or more intermediaries, owns, controls or is controlled by, or is under common control with, any other Person. A Person shall be presumed to control another Person if such Person is the direct or indirect legal or beneficial owner of more than ten percent (10%) of the outstanding Equity Interests of such other Person.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Business Day” shall mean any day other than a Saturday, a Sunday or any day that banks in Chicago, Illinois are required or permitted to close.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“Capital Expenditures” shall mean, as to any Person, any and all expenditures of such person for fixed or capital assets, including without limitation, the incurrence of Capitalized Lease Obligations, all as determined in accordance with GAAP, except that Capital Expenditures shall not include expenditures for fixed or capital assets to the extent such expenditures are paid for or reimbursed from the proceeds of insurance.

“Capital Lease” shall mean a capitalized lease of real or personal property, or conditional sale or other title retention agreement, as determined in accordance with GAAP, whether or not the rights and remedies of the lessor, seller or lender thereof are limited to repossession of the property giving rise to such obligations or liabilities.

“Capitalized Lease Obligations” shall mean all obligations or liabilities created or arising under any Capital Lease.

“Charges” shall mean all national, federal, state, county, city, municipal or other governmental, including, but not limited to, any instrumentality, division, agency, body or department thereof, taxes, levies, assessments, charges, liens, claims or encumbrances upon or relating to the Collateral, the Liabilities, Borrower’s business, ownership or use of any of its assets, or Borrower’s income or gross receipts.

“Closing Date” shall mean the date on which all of the conditions set forth in Section 10.1 below shall have been satisfied or waived in writing by Agent.

“Collateral” shall have the meaning ascribed to such term in Section 4.1 below.

“Commitment” means, as to any Lender, such Lender’s commitment to make Loans under this Loan Agreement. The amount of each Lender’s Commitment as of the Closing Date is set forth on Annex A. Commitments shall have a correlative meaning

“Constituent Documents” shall mean, for any Person, as applicable, such Person’s articles or certificate of incorporation, formation or organization, by-laws, operating agreement, limited partnership agreement, general partnership agreement and any other similar documents, agreements or certificates relating to such Person’s legal formation and governance.

“Contingent Liability” shall mean, with respect to any Person, each obligation and liability of such Person and all such obligations and liabilities of such Person incurred pursuant to any agreement, undertaking or arrangement by which such Person: (1) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (2) guarantees the payment of dividends or other distributions upon the Equity Interests of any other Person; (3) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (4) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (5) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (6) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“Controlled Group” shall mean all members of a controlled group of corporations, all members of a controlled group of trades or businesses (whether or not incorporated) under common control and all members of an affiliated service group which, together with Borrower or any of Borrower’s Subsidiaries, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

“Covenants” shall mean all now existing and hereafter arising covenants, duties, obligations and agreements of Borrower to and with Agent and Lenders, whether pursuant to this Loan Agreement, the Other Agreements or otherwise.

“Debt to be Repaid” means the Indebtedness listed on Schedule 3.5.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder unless the Lender has notified Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has otherwise failed to pay over to Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, unless the subject of a good faith dispute, (c) has been deemed or has a parent company that has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding, (d) has notified Borrower, Agent, or any Lender that it does not intend to comply with any of its funding obligations under this Loan Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Loan Agreement or under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied) or (e) has failed to confirm within three (3) Business Days of a request by Agent that it will comply with the terms of this Loan Agreement relating to its obligations to fund prospective Loans (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (e) upon receipt of such written confirmation by Agent and Borrower). Any determination by Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed a Defaulting Lender upon delivery of written notice of such determination to Borrower and each Lender.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“Default Rate” shall mean three percent (3.0%) per annum in excess of the Prime Rate.

“Dominion Account” shall have the meaning specified in Section 4.5 hereof.

“Environmental Laws” shall mean all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters, as may be amended from time to time, including, but not limited to, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Toxic Substances Control Act, the Clean Water Act, the River and Harbor Act, Water Pollution Control Act, the Marine Protection Research and Sanctuaries Act, the Deep-Water Port Act, the Safe Drinking Water Act, the SuperFund Amendments and Reauthorization Act of 1986, the Federal Insecticide, Fungicide and Rodenticide Act, the Mineral Lands and Leasing Act, the Surface Mining Control and Reclamation Act, state and federal superlien and environmental cleanup programs and laws, and U.S. Department of Transportation regulations.

“Equity Interests” shall mean any and all shares and other equity and ownership interests, however designated, of or in a Person, whether or not voting, including, but not limited to, common stock, warrants, membership interests, membership units, any ownership in a limited liability company, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more of the foregoing.

“Equity Interest Owners” shall mean the owners of a Person’s Equity Interests.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974 and all rules and regulations from time to time promulgated thereunder.

“Event of Default” shall have the meaning ascribed to such term in Section 11.1 below.

“Financials” shall mean all year-end financial statements, projections, interim financial statements, tax returns, reports and similar documentation, together with all information previously delivered by Borrower to Agent and the documents described in Section 9.5 below, individually or collectively.

“Fiscal Year” shall mean each twelve (12) month accounting period of Borrower which ends on December 31st of each year.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“Foreign Subsidiaries” shall mean individually and collectively, any Subsidiary of Borrower which (a) does not maintain its chief executive office in the U.S., or (b) is not organized under applicable law of the U.S. or any state of the U.S.

“GAAP” shall mean generally accepted accounting principles consistently applied from time to time.

“Hazardous Substances” shall have the meaning set forth in 42 USC § 9601(14), 42 USC § 9601(33) and 42 USC§ 6991(8) or any state or local counterpart Environmental Law.

“Indebtedness” shall mean, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (d) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (e) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person; provided that if such Person has not assumed or otherwise become liable for such indebtedness, such indebtedness shall be measured at the fair market value of such property securing such indebtedness at the time of determination, (f) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person (including the letters of credit), (g) all Contingent Liabilities of such Person, (h) all Indebtedness of any partnership of which such Person is a general partner, (i) all non-compete payment obligations, earn-outs and similar obligations, (j) any guaranty by such Person of the obligations or liabilities of any other Person, and (k) any Equity Interests or other equity instrument, whether or not mandatorily redeemable, that under GAAP is characterized as debt, whether pursuant to financial accounting standards board issuance No. 150 or otherwise.

“Indemnified Liabilities” shall have the meaning ascribed to such term in Section 13.21 below.

“Indemnitees” shall have the meaning ascribed to such term in Section 13.21 below.

“Liabilities” shall mean any and all obligations, liabilities, indebtedness, fees, costs and expenses, now or hereafter owed or owing by Borrower to Agent and Lenders, including, but not limited to, all principal, interest, debts, claims and indebtedness of any and every kind and nature, howsoever created, arising or evidenced, whether primary or secondary, direct or indirect, absolute or contingent, insured or uninsured, liquidated or unliquidated, or otherwise, and whether arising or existing under written or oral agreement or by operation of law, together with all costs, fees and expenses of Agent and Lenders arising hereunder, including, but not limited to, (1) the indebtedness evidenced by the Note, and (2) reasonable attorneys’ and paralegals’ fees or charges relating to the preparation of this Loan Agreement and the Other Agreements and the enforcement of Agent’s and Lenders’ rights and remedies pursuant to this Loan Agreement and the Other Agreements.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“Lien” shall mean any security interest, mortgage, deed of trust, pledge, lien, charge, judgment lien, tax lien, assignment, financing statement, encumbrance, title retention or analogous agreement or instrument, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or subsequently acquired and whether arising by agreement or operation of law, all whether perfected or unperfected.

“Loan or Loans” shall mean, individually and collectively, the loans provided by Lenders to Borrower from time to time pursuant to the Loan Documents, including, without limitation, pursuant to Section 2.1(a) hereof.

“Loan Documents” shall mean this Loan Agreement, as amended, renewed, restated or replaced from time to time, together with the Other Agreements.

“Material Adverse Effect” shall mean either (1) a material adverse change in, or a material adverse effect upon, the business, operations, properties, assets or financial condition of the Obligors taken as a whole or (2) the material impairment of the ability of any Obligor to perform its obligations under the Loan Documents to which it is a party or of the Agent to enforce or collect any of the Liabilities of the Obligors hereunder.

“Maturity Date” shall mean August 1, 2019.

“Maximum Loan Limit” shall mean an amount equal to Nine Hundred Ninety Six Thousand Dollars 00/100 cents ($996,000).

“Multiemployer Pension Plan” shall mean a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which Borrower or any other member of the Controlled Group may have any liability.

“Note” shall mean that certain Note of even date herewith executed by Borrower in favor of Agent and Lenders in the original principal amount of Nine Hundred Ninety Six Thousand Dollars and 00/100 cents ($996,000), as amended, renewed or restated from time to time.

“Notes” shall mean, respectively, each of and collectively, the Note and any other promissory notes which evidence a Loan.

“Obligor” shall mean Borrower and each other Person who is or shall become primarily or secondarily liable for any of the Liabilities or has provided collateral to secure all or any portion of the Liabilities.

“Other Agreements” shall mean all agreements, instruments and documents, including, but not limited to, guaranties, mortgages, deeds of trust, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of Borrower or any other Person and delivered to Agent or Lenders in connection with the Liabilities or any of the transactions contemplated herein, together with any amendments, modifications, extensions or renewals thereto, including, but not limited to, the documents, instruments and agreements described in Section 10.1(A) of this Loan Agreement.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“Parent” shall mean any Person, now or at any time or times hereafter, owning or controlling, directly or indirectly, at least a majority of the issued and outstanding Equity Interests of Borrower or any Subsidiary.

“PBGC” shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“Pension Plan” shall mean a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA or the minimum funding standards of ERISA (other than a Multiemployer Pension Plan), and as to which Borrower or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Permitted Indebtedness” shall mean (1) the Subordinated Debt, (2) Indebtedness arising under operating leases provided the aggregate payments under such leases do not exceed $100,000 in any calendar year, (3) Indebtedness existing as of the Closing Date arising to finance the purchase or lease of Equipment; (4) Indebtedness existing on the Closing Date (other than as otherwise set forth in any other clause of this definition) and set forth on Schedule 1.1(A); (5) other unsecured Indebtedness in an aggregate principal amount not to exceed $250,000 at any time outstanding; (6) Indebtedness of the Obligors under hedging agreements existing on the Closing Date entered into in the ordinary course of business designed to protect against fluctuation in foreign exchange currency rates applicable to the Obligors; (7) Indebtedness secured by Permitted Liens; and (8) Indebtedness incurred in respect of credit cards, credit card processing services in the ordinary course; unsecured Indebtedness for acquisition of services, supplies or inventory on normal trade credit in ordinary course of business.

“Permitted Liens” shall mean:

(a)       Liens for taxes, assessments or governmental charges not delinquent or being contested in good faith; undetermined Liens and charges incident to construction and not resulting from any delinquent obligation for the payment of money on account of such construction; the lessor’s rights in leasehold property, and easements, restrictions, minor title irregularities and similar matters which have no adverse effect as a practical matter upon the ownership and use of the properties;

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(b)       Liens or deposits in connection with worker’s compensation or other insurance or to secure customs duties, public or statutory obligations, appeals bonds or carrier’s, warehousemen’s, mechanic’s or materialmen’s claims not more than 60 days delinquent; or to secure performance of contracts or bids (other than contracts for the payment of money borrowed), or deposits required by law or governmental regulations or by a court order, decree, judgment or rule as a condition to the transaction of business or the exercise of any right, privilege or license or other liens of a like nature made in the ordinary course of business;

(c)       Purchase money security interests and Liens for Capital Expenditures otherwise permitted by Sections 9.3(I) and 9.4(D);

(d)       Any attachment or judgment lien not constituting an Event of Default under Section 11.1 of this Loan Agreement;

(e)       Any interest or title of a lessor under any lease permitted by Sections 9.3(I) or 9.4(D), and any Liens arising from UCC financing statements filed with respect to such leases;

(f)        Liens of a collection bank arising under section 4-210 of the UCC on items in the course of collection;

(g)       Statutory liens arising in the course of business by operation of law with respect to a liability that is not yet due or delinquent;

(h)       Liens incurred for extensions, renewals, or refinancings of Permitted Indebtedness;

(i)        Zoning restrictions, easements, licenses, covenants and other restrictions affecting use of real property; and

(j)        to the extent not otherwise specified in this definition, Liens set forth on Schedule 1.1(B).

“Person” shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or foreign or United States government, whether federal, state, county, city, municipal or otherwise, including, but not limited to, any instrumentality, division, agency, body or department thereof.

“Plan” shall mean an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

“Possessory Collateral” shall mean that portion of the Collateral evidenced by Chattel Paper, Instruments, Documents or Certificated Securities.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“Prepayment Fee” shall mean, in the event of any voluntary prepayment of all or any portion of the Loans prior to the date that is twelve (12) months from the Closing Date, Borrower shall compensate Agent and Lenders for the loss, cost and expense attributable to such prepayment in an amount equal to the interest that would have accrued on the principal amount of the Loans had such prepayment not occurred, for the period from the date of such prepayment to the Maturity Date; provided that, the Prepayment Fee may be waived by Agent in its sole discretion.

“Prime Rate” shall mean a rate per annum equal to the prime rate of interest announced from time to time by Agent (which is not necessarily the lowest rate charged to any customer by Agent), changing when and as said prime rate changes.

“Prime Rate Loan” or “Prime Loans” shall mean all or the portion of any Loan which bears interest at the Prime Rate plus the Prime Rate Margin.

“Prime Rate Margin” shall mean eighteen and 90/100 percent (18.9%).

“Prohibited Transaction” shall mean any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986.

“Pro Rata Share” shall mean with respect to all matters as to a particular Lender, (a) prior to the Commitments being terminated or expiring, the percentage obtained by dividing (i) such Lender’s Commitments plus the unpaid principal amount of such Lender’s Loans, by (ii) the aggregate Commitments of all Lenders plus the unpaid principal amount of all Loans of all Lenders; and (b) from and after the time the Commitments have been terminated or have expired, the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender’s Loans by (ii) the aggregate unpaid principal amount of all Loans.

“Reportable Event” shall mean any of the events set forth in Section 4043(b) of ERISA.

“Restricted Payments” shall mean any of the following: (1) any dividend, distribution or return of capital to any shareholder, member or other owner of any Equity Interests in Borrower, or any other payment or delivery of property or cash to any of Borrower’s shareholders, members or other Equity Interest Owners, or any redemption, retirement, purchase or other acquisition of all or any portion of the Equity Interests of Borrower, (2) any distribution, loan, investment or advance to any Affiliate, Subsidiary (including Foreign Subsidiaries), Parent, employee, officer, director, shareholder, member or manager of Borrower, and (3) any payments in satisfaction of Subordinated Debt. Notwithstanding anything to the contrary contained herein, a Restricted Payment shall not include repayment of advances made by current board members within the six months prior to the Closing Date.

“Required Lenders” means, at any time, Lenders whose Pro Rata Shares exceed 50.1% as determined pursuant to the definition of “Pro Rata Share”; provided that (a) the Pro Rata Shares held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders and (b) at all times there are two or fewer Lenders which are not Affiliates of each other, Required Lenders shall require all such Lenders which are (i) not Affiliates of each other and (ii) not Defaulting Lenders.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“Secretary Certificate” shall mean a certificate provided to Agent, in form and substance satisfactory to Agent, that provides certified copies of each Obligor’s Constituent Documents, authorizing resolutions and incumbency signatures.

“Senior Officer” means, with respect to any Obligor, any of the chief executive officer, the chief financial officer, the chief operating officer or the treasurer of such Obligor.

“Subordinated Debt” shall mean Borrower’s Indebtedness which is subordinated to the payment of all of the Liabilities to Agent and Lenders pursuant to a written subordination agreement in form and substance acceptable to Agent, which Subordination Agreement specifically states that such Borrower’s Indebtedness is Subordinated Debt under this Loan Agreement.

“Subordination Agreement” or “Subordination Agreements” shall mean, individually and collectively, any subordination agreements that may be required by Agent pursuant to this Loan Agreement.

“Subsidiary or Subsidiaries” shall mean any Person who is under the direct or indirect ownership or control of Borrower.

“Supplemental Documentation” shall have the meaning set forth in Section 4.2 below.

“Total Plan Liability” shall mean, at any time, the present value of all vested and unvested accrued benefits under all Pension Plans, determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.

“UCC” means the Uniform Commercial Code as in effect on the date hereof and from time to time in the State of Nevada, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

“Unfunded Liability” shall mean the amount (if any) by which the present value of all vested and unvested accrued benefits under all Pension Plans exceeds the fair market value of all assets allocable to those benefits, all determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“Unmatured Event of Default” shall mean the occurrence or existence of any event or condition which with notice, lapse of time or both would constitute an Event of Default.

1.2       Except as otherwise defined in this Loan Agreement or the Other Agreements, any accounting terms used in this Loan Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP. Unless the context indicates otherwise, all other words, terms or phrases used herein shall be defined by the applicable definition therefor, if any, in the UCC. Notwithstanding anything to the contrary in this Loan Agreement, for purposes of calculation of the financial covenants set forth herein, all accounting determinations and computations hereunder shall be made in accordance with GAAP as in effect as of the date of this Loan Agreement applied on a basis consistent with the application used in preparing the most recent financial statements of Borrower referred to herein. In the event that any changes in GAAP after such date are required to be applied to Borrower and would affect the computation of the financial covenants contained herein, such changes shall be followed only from and after the date this Loan Agreement shall have been amended to take into account any such changes.

2.        Loans: Disbursements, Interest Rates, Loan Requests And Fees

2.1       Loans.

(A)         Loans.

(1)       Provided that an Unmatured Event of Default or Event of Default does not then exist or would not be created by such Loan advance, and all of the conditions precedent in Section 10.1 and 10. 2 of this Loan Agreement have been satisfied, each Lender shall make Loans to Borrower on the Closing Date in such Lender’s Pro Rata Share of the aggregate Commitments of all Lenders. The Loans shall be evidenced by and repaid in accordance with the Note and the terms of this Loan Agreement.

(2)       A request for a Loan shall be made, or shall be deemed made, in the following manner: (a) Borrower may give Agent notice of its intention to borrow in accordance with the provisions of this Section 2.1(A), or (b) if any amount required to be paid under this Loan Agreement or the Other Agreements becomes due, such occurrence shall be deemed irrevocably to be a request for a Loan on the due date in the amount then due and such Loan advance will be deemed an advance to Borrower.

(3)       Each request for a Loan shall be made by notice, given not later than 11:00 A.M. (Chicago time) on the Business Day of the proposed Loan, from Borrower to Agent.

(B)         Reserved.

(C)         Reserved.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(D)         Reserved.

2.2       Reserved.

2.3       Interest Rates and Fees.

(A)         Loan Interest Rates. Borrower hereby promises to pay interest on the unpaid principal amount of the Loans as provided in Section 3.1 below at the floating per annum rate of interest equal to the Prime Rate plus the Prime Rate Margin for the period commencing on the date such Loans are disbursed until the date such Loans are paid in full. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the unpaid principal amount of the Loans shall, at Agent’s option, or if the Required Lenders request, bear interest at the Default Rate.

(B)          Reserved.

2.4       Reserved.

2.5       Computation of Interest. Interest on the Loans shall be computed for the actual number of days elapsed on the basis of a three hundred sixty (360) day year.

3.        Loans: General Terms

3.1       Payments.

(A)         Scheduled Payments. Except as otherwise provided in this Loan Agreement, Borrower shall repay (1) the accrued interest on the Loans on the last day of each month commencing after the Closing Date until the Maturity Date and (2) the principal portion of the Loans on the Maturity Date, including, without limitation, all outstanding interest, fees and expenses due and payable to Agent and Lenders as of the Maturity Date.

(B)          Manner of Payment. (1) All costs, fees and expenses payable pursuant to this Loan Agreement and the Other Agreements shall be payable by Borrower to Agent, for the benefit of Lenders, or to such other Persons designated by Agent, on demand; and (2) the balance of the Liabilities, if any, shall be payable by Borrower to Agent, for the benefit of Lenders, on demand. All such payments to Agent shall be payable at Agent’s principal office in Chicago, Illinois, or at such other place or places as Agent may designate in writing to Borrower. All such payments to Persons other than Agent shall be payable at such place or places as Agent may designate in writing to Borrower. All such payments made to Agent, for the benefit of Lenders, shall be paid by Borrower without offset or other reduction.

(C)         Mandatory Prepayments. Upon receipt of the proceeds of the sale or other disposition of any Equipment or real property of Borrower which is subject to a Lien in favor of Agent, or if any of the Equipment or real property subject to such Lien is damaged, destroyed or taken by condemnation in whole or in part, the proceeds thereof, net of reasonable direct costs of disposition and the repayment of any Permitted Indebtedness secured by a Permitted Lien that has priority over Agent’s Lien with respect to such Equipment or real property, shall be paid by Borrower to Agent as a mandatory prepayment of the Liabilities, such payment to be applied against the principal of the Loans until the Loans are repaid in full, and then against the other Liabilities, as determined by Agent, in its sole discretion; provided, that if Borrower notifies Agent that its intends to reinvest the proceeds of such property in assets or property performing the same or a similar function and no Event of Default then exists, Borrower shall not be required to make any mandatory prepayment hereunder with respect to an insurance claim that is less than $100,000, unless such proceeds are not invested within 30 days after the sale, disposition, damage or condemnation of such property.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(D)         Voluntary Prepayments. Borrower may from time to time prepay the Loans in whole or in part; provided that Borrower shall give Agent notice thereof not later than 11:00 A.M. (Chicago time) on the day of such prepayment (which shall be a Business Day), specifying the date and amount of prepayment. All prepayments of the Loans under this Section 3.1(D) shall be accompanied by payment of (a) all accrued interest on the Loans (or portion thereof) being prepaid, and (b) the Prepayment Fee, if any. Borrower acknowledges that the loss, cost and expense to Agent and Lenders due to any prepayments under this Section 3.1(D) are difficult to ascertain or estimate and that the Prepayment Fee is a fair and reasonable estimate to compensate Agent and Lenders for such added cost and expense.

3.2       Late Payment Provision. If any payment required under this Loan Agreement is ten (10) days or more late, Borrower will be charged two percent (2.0%) of the regularly scheduled payment.

3.3       Notes. Loans made by Agent and Lenders to Borrower pursuant to this Loan Agreement may or may not, at each Lender’s discretion, be evidenced by notes or other instruments issued or executed and delivered by Borrower to Agent and Lenders, including, but not limited to, the Note. Where such Loans are not so evidenced, such Loans shall be evidenced by entries upon the ledgers, books, records or computer records of Agent maintained for that purpose. Agent’s failure to record any portion of the Liabilities on such books and records shall not limit or otherwise affect the obligations and liabilities of Borrower to repay the Liabilities due and owing to Agent and Lenders pursuant to this Loan Agreement and the Other Agreements.

3.4       One Loan. All of the Liabilities shall constitute one loan secured by Agent’s Lien in the Collateral and by all other Liens heretofore, now or from time to time hereafter granted by Borrower to Agent, on behalf of the Lenders.

3.5       Commitments Several. The failure of any Lender to make a requested Loan on any date shall not relieve any other Lender of its obligation (if any) to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

3.6       Defaulting Lenders. Notwithstanding anything to the contrary contained herein, Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender’s benefit or any proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments (a) first, to each non-Defaulting Lender ratably in accordance with their Commitments (but, in each case, only to the extent that such Defaulting Lender’s portion of a funding obligation was funded by such other non-Defaulting Lender), (b) second, to a suspense account maintained by Agent, the proceeds of which shall be retained by Agent and may be made available to be re-advanced to or for the benefit of Borrower (upon the request of Borrower and subject to the conditions set forth in Section 10) as if such Defaulting Lender had made its portion of the funding obligations hereunder, and (c) third, from and after the date of payment in full of all Liabilities, to such Defaulting Lender. Subject to the foregoing, Agent may hold and, in its discretion, re-lend to Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Pro Rata Share in connection therewith), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero. The provisions of this Section 3.6 shall remain effective with respect to such Defaulting Lender until the earlier of (i) the date on which all of the non-Defaulting Lenders, Agent, and Borrower shall have waived, in writing, the application of this Section 3.6 to such Defaulting Lender, or (ii) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by Agent, provides adequate assurance of its ability to perform its future obligations hereunder (on which earlier date, so long as no Event of Default has occurred and is continuing, any remaining cash collateral held by Agent pursuant to Section 3.6 shall be released to Borrower). The operation of this Section 3.6 shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrower of its duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Loan Agreement and shall entitle Borrower at its option, upon written notice by Borrower to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being paid its share of the outstanding Liabilities (including all interest, fees, reasonable expenses and other amounts that may be due and payable in respect thereof); provided, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lenders’ or Borrower’s rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund. In the event of a direct conflict between the priority provisions of this Section 3.6 and any other provision contained in this Loan Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 3.6 shall control and govern.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

3.7       Use of Loan Proceeds. Borrower represents, warrants and covenants unto Agent and Lenders that Borrower shall use the proceeds of all Loans made by Agent and Lenders to Borrower pursuant to this Loan Agreement and the Other Agreements as follows: (A) to repay the Debt to be Repaid, (B) to pay the fees and expenses required to be paid under the Loan Documents, and (C) to provide for the ongoing general corporate purposes and working capital needs of Borrower. Borrower further represents and warrants to Agent and Lenders that Borrower does not and will not at any time hereafter own any margin securities, and that none of the proceeds of the Loans shall be used for the purpose of (1) purchasing or carrying any margin securities, (2) reducing or retiring any indebtedness which was originally incurred to purchase any margin securities, or (3) any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

3.8       Representation and Warranty. Each request for a Loan advance made by Borrower to Agent and Lenders pursuant to this Loan Agreement and the Other Agreements shall constitute an automatic representation and warranty by Borrower to Agent and Lenders that there does not then exist an Unmatured Event of Default or Event of Default.

3.9       Authorization to Disburse. Borrower hereby authorizes and directs Agent to disburse for and on behalf of Borrower, and for Borrower’s account, the proceeds of Loans made by Agent and Lenders to Borrower pursuant to this Loan Agreement to such Person or Persons as Borrower or any Person specified in Section 13.10 of this Loan Agreement shall direct, whether in writing or orally.

3.10     Payment of Costs, Fees and Expenses. Agent may disburse any or all proceeds of Loans made to Borrower pursuant to this Loan Agreement or the Other Agreements to pay any costs, fees, expenses or other amounts required to be paid by Borrower hereunder which are then due and owing, or to pay any Person as Lender deems necessary to insure that the Lien granted to Agent in the Collateral shall at all times be a first priority, subject only to Permitted Liens. All monies so disbursed by Agent shall be part of the Liabilities, secured by the Collateral and payable by Borrower to Agent and Lenders on demand.

3.11     Reserved.

3.12     Application of Payments. For purposes of calculating interest and fees, any check, draft, wire transfer or similar item of payment by or for the account of Borrower delivered to Agent on account of the Liabilities shall be applied by Agent to the Liabilities as follows: (A) wire transfers of immediately available funds and other cash deposits will be credited on the day of receipt by Agent, (B) ACH transactions will be credited by Agent, provided the same is honored and final settlement thereof is reflected by irrevocable credit to Agent, on account of the Liabilities on the Business Day such ACH is actually received by Agent, and (C) checks and other instruments will be credited by Agent, provided the same is honored and final settlement thereof is reflected by irrevocable credit to Agent, on account of the Liabilities one (1) Business Days after such check or other instrument is actually received by Agent. Any check, draft, wire transfer, ACH or similar item of payment by or for the account of Borrower delivered to Agent on account of the Liabilities shall be applied by Agent to the Liabilities on the date of receipt. All payments received by Agent after 2:00 P.M. Chicago time shall be deemed received on the next succeeding Business Day.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

3.13     Obligor Liability Provisions.

(A)         Borrower hereby absolutely and unconditionally guarantees to Agent and Lenders, the prompt payment and performance when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Liabilities and the Covenants, including, without limitation, all costs, fees and expenses including, without limitation, all court costs and attorneys’ and paralegals’ fees and expenses paid or incurred by Agent and Lenders in endeavoring to collect all or any part of the Liabilities from, or in prosecuting any action against, Borrower or any other Obligor. Borrower hereby agrees that it is liable for all of the Liabilities as a primary obligor and not merely as surety. Borrower further agrees that the Liabilities may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. The guaranty provided hereunder is a guaranty of payment and not of collection. Borrower waives any right to require Agent or any Lender to sue any other Obligor, or otherwise to enforce its payment against any collateral securing all or any part of the Liabilities. Borrower is liable for all amounts due to Agent and Lenders under this Loan Agreement and the other Loan Documents.

(B)         Agent and Lenders shall not be required or obligated to take any of the following actions prior to pursuing any rights or remedies Agent or any Lender may have against Borrower: (1) take any action to collect from, or to file any claim of any kind against, any guarantor, or any other person or entity liable, jointly or severally, for the full and timely performance of the Covenants or the full and timely payment of any of the Liabilities; (2) take any steps to protect, enforce, take possession of, perfect any interest in, foreclose or realize on any collateral or security, if any, securing the Covenants or the Liabilities; or (3) in any other respect, exercise any diligence whatsoever in enforcing, collecting or attempting to collect any of the Liabilities by any means.

(C)         Borrower unconditionally and irrevocably waives each and every defense which would otherwise impair, restrict, diminish or affect any of the Liabilities. Without limiting the foregoing, Agent shall have the exclusive right from time to time without impairing, restricting, diminishing or affecting any of the Liabilities, and without notice of any kind to Borrower, to (1) accept partial payments on the Liabilities; (2) take and hold collateral or security to secure the Covenants and the Liabilities, or take any other guaranty to secure the Covenants and the Liabilities; (3) in its sole discretion, apply any such collateral or security, and direct the order or manner of sale thereof, and the application of the proceeds thereof; (4) release any guarantor or co-obligor of the Liabilities; and (5) settle, release, compromise, collect or otherwise liquidate the Liabilities or exchange, enforce, sell, lease, use, maintain, impair and release any collateral or security therefor in any manner, without affecting or impairing any of the Liabilities hereunder.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(D)         Borrower hereby unconditionally waives (1) notice of any default by Borrower in the full and prompt performance of the Covenants or the full and prompt payment of the Liabilities, and (2) presentment, notice of dishonor, protest, demand for payment and any other notices of any kind.

(E)          Borrower assumes full responsibility for keeping informed of (1) the extent of the Liabilities; and (2) all other circumstances bearing upon Borrower or the risk of non-payment of the Liabilities. Borrower agrees that neither Agent nor any Lender shall have any duty or obligation to advise, furnish or supply Borrower of or with any information known to Agent or such Lender, including, but not limited to, the financial condition of Borrower, any other circumstances relating to non-payment of the Liabilities or otherwise. If Agent or any Lender, in its sole discretion, provides any advice or information to Borrower, Agent or such Lender shall be under no obligation to investigate the matters contained in such advice or information, or to correct such advice or information if Agent or such Lender thereafter knows or should have known that such advice or information is misleading or untrue, in whole or in part, or to update or provide any other advice or information in the future.

(F)          Borrower acknowledges and agrees that it may have a right of indemnification, subrogation, contribution and reimbursement from Agent, any Lender or any guarantor of the Liabilities based upon its execution of this Loan Agreement. Borrower understands the benefits of having such rights, including, but not limited to, Borrower’s subrogation to the rights of Agent and Lenders after payment of the Liabilities. Borrower shall not exercise any such rights of indemnification, subrogation, contribution or reimbursement from Agent, any Lender or any guarantor of the Liabilities prior to the indefeasible payment and satisfaction in full to Agent and Lenders of the Liabilities.

(G)         [Reserved].

(H)         [Reserved].

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

4.        Collateral: General terms

4.1       Grant of Security Interest. To secure the full and timely payment and performance by Borrower to Agent and Lenders of the Liabilities and the Covenants, Borrower hereby grants to Agent, for the benefit of itself and the Lenders, a security interest and Lien in and right of setoff against all of Borrower’s assets, personal property, fixtures, rights and interests of Borrower (subject only to Permitted Liens), whether now existing or owned and hereafter arising or acquired and wherever located, including, without limitation, all of Borrower’s: (A) Accounts; (B) Goods for sale, lease or other disposition by Borrower which have given rise to Accounts and have been returned to or repossessed or stopped in transit by Borrower; (C) contract rights and documents, instruments, contracts or other writings executed in connection therewith, including, but not limited to, all real and personal property lease rights; (D) Chattel Paper, Electronic Chattel Paper, Tangible Chattel Paper, Documents of Title, Instruments, Documents, General Intangibles, Payment Intangibles, Letter of Credit Rights, letters of credit and Supporting Obligations; (E) patents, trademarks, trade names, trademark registrations and copyrights, all applications therefor, service marks, trade secrets, goodwill, inventions, processes, designs, formulas, and other intellectual or proprietary rights or interests, of any kind, nature or description whatsoever, and all registrations, licenses, franchises, customer lists, tax refund claims, claims against carrier and shippers, insurance claims, guaranty claims, all other claims, proof of claims filed in any bankruptcy, insolvency or other proceeding, contract rights, choses in action, security interests, security deposits and rights to indemnification; (F) Goods, including, without limitation, Inventory, Equipment, Fixtures, trade fixtures and vehicles; (G) Investment Property; (H) deposits, cash and cash equivalents and any other property of Borrower now or hereafter in the possession, custody or control of Agent or any of the Lenders, whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise; (I) Commercial Tort Claims listed on Schedule 4.1 hereto, as amended from time to time; (J) deposit accounts held with Agent or any other depository institution; (K) all other personal property of Borrower of any kind or nature; and (L) additions and accessions to, substitutions for and replacements, products and cash and non-cash Proceeds of all of the foregoing property, including, but not limited to, Proceeds of all insurance policies insuring the foregoing and all of Borrower’s books and records relating to any of the foregoing and to Borrower’s business (all of the foregoing property, together with all other real or personal property of any other Person now or hereafter pledged to Agent, for the benefit of itself and the Lenders, to secure, either directly or indirectly, repayment of any of the Liabilities, is collectively referred to as the “Collateral”). Notwithstanding the foregoing, any voting stock in excess of 65% of the voting stock of any Foreign Subsidiary shall not be deemed to be Collateral and no security interest is granted hereby in such voting stock in excess of 65%. Borrower shall make appropriate entries upon its financial statements and books and records disclosing Agent’s first position priority security interest and Lien in the Collateral (subject only to Permitted Liens).

4.2       Supplemental Documentation. Borrower shall execute and deliver to Agent, at any time and from time to time, all agreements, instruments, documents and other written matter (the “Supplemental Documentation”) that Agent may request, in form and substance acceptable to Agent, to perfect and maintain perfected Agent’s first position priority security interest and Lien in the Collateral (subject only to Permitted Liens) and to consummate the transactions contemplated by this Loan Agreement and the Other Agreements, including, without limitation, all documents required to perfect Agent’s security interest in Goods covered by a Certificate of Title, subject only to Permitted Liens. Schedule 4.2(A) attached hereto lists all goods covered by a Certificate of Title as of the date hereof. Borrower shall provide notice to Agent promptly upon Borrower’s acquisition or manufacture of any additional goods covered by a certificate of title. Borrower, irrevocably, hereby makes, constitutes and appoints Agent, and all Persons designated by Agent for that purpose, as Borrower’s true and lawful attorney and agent-in-fact, to sign the name of Borrower on the Supplemental Documentation and to deliver such Supplemental Documentation to such Persons as Agent may reasonably elect. Borrower hereby irrevocably authorizes Agent at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto without the signature of Borrower that (a) indicate the Collateral (1) is comprised of all assets of Borrower or words of similar effect, regardless of whether any particular asset comprising a part of the Collateral falls within the scope of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed, or (2) as being of an equal or lesser scope or within greater detail as the grant of the security interest set forth herein, and (b) contain any other information required by Section 5 of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Borrower is an organization, the type of organization and any organizational identification number issued to Borrower, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates. Borrower further ratifies and affirms its authorization for any financing statements and/or amendments thereto, executed and/or filed by Agent in any jurisdiction prior to the date of this Loan Agreement. Schedule 4.2(B) attached hereto sets forth Borrower’s exact legal name, state of organization and organizational identification number.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

4.3       Inspections and Verifications. Borrower shall permit Agent, or any Persons designated by Agent, to call at Borrower’s places of business at any reasonable times, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from Borrower’s books, records, journals, orders, receipts and any correspondence and other data relating to Borrower’s business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning Borrower’s business as Agent may consider reasonable under the circumstances. Agent, at its discretion, will perform field audits and inventory appraisals on an annual basis, or more frequently as determined by Agent. Borrower shall furnish to Agent such information relevant to Agent’s and Lenders’ rights under this Loan Agreement as Agent shall at any time and from time to time request. Agent, through its officers, employees or agents shall have the right, at any time and from time to time, in Agent’s name, to verify the validity, amount or any other matter relating to any of Borrower’s Accounts, by mail, telephone, telegraph or otherwise. Borrower authorizes Agent to discuss the affairs, finances and business of Borrower with any officers, employees or directors of Borrower or with its Parent or any Affiliate or the officers, employees or directors of its Parent or any Affiliate, and to discuss the financial condition of Borrower with Borrower’s independent public accountants. Borrower further authorizes Agent to disclose any information received pursuant to this Section to Lenders. Any such discussions shall be without liability to Agent or Lenders or to Borrower’s independent public accountants. Borrower shall pay to Agent all fees and all costs and out-of-pocket expenses incurred by Agent in the exercise of its rights hereunder, and all such fees, costs and expenses shall constitute Liabilities hereunder, shall be payable on demand and, until paid, shall bear interest at the Default Rate.

4.4       Liens/Collateral Locations. Borrower represents, warrants and covenants unto Agent and Lenders that except with respect to intellectual property rights in foreign countries: (A) Agent’s security interest and Lien in the Collateral is now and at all times hereafter shall be perfected and have a first priority, subject only to Permitted Liens; (B) except for such Permitted Liens, the Collateral is and shall remain free and clear of all Liens; (C) Borrower’s respective chief executive office, all other offices and places of business and the offices and locations where Borrower keeps the Collateral are at the locations specified on Schedule 4.4; (D) Borrower shall not remove the Collateral from the locations specified on Schedule 4.4 and shall not keep any of the Collateral at any other office or location unless Borrower gives Agent thirty (30) days prior written notice, provided that Borrower may remove Collateral from such locations for maintenance and care purposes in the ordinary course of business; and (E) the Collateral is and shall remain within the continental United States of America. Borrower shall provide Agent with thirty (30) days prior written notice of the opening of any new office or place of business, the closing of any existing office or place of business or delivering any Collateral with a value in excess of $50,000 to a warehouse or other storage facility not listed on Schedule 4.4. Borrower covenants unto and agrees with Agent and Lenders that any new office or place of business shall be within the continental United States of America.

4.5       Reserved.

4.6       Reserved.

4.7       Assignment of Competing Security Interest. Agent, in its discretion, without waiving or releasing any obligation, liability or duty of Borrower under this Loan Agreement and the Other Agreements or any Unmatured Event of Default or Event of Default, may at any time or times hereafter, but shall not be obligated to do so, pay, acquire or accept an assignment of any Lien or claim asserted by any Person against the Collateral other than with respect to Permitted Liens. All sums paid by Agent or any Lender in connection therewith and all costs, fees and expenses, including, but not limited to, attorneys’ fees, court costs, expenses and other charges relating thereto incurred by Agent or such Lender on account thereof shall be part of the Liabilities, secured by the Collateral and payable by Borrower to Agent on demand.

4.8       Possessory Collateral. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by Possessory Collateral, such Possessory Collateral shall be immediately delivered to Agent, duly indorsed in a manner satisfactory to Agent, to be held as Collateral pursuant to this Loan Agreement and in the case of Electronic Chattel Paper, the applicable Obligor shall cause Agent to have control thereof within the meaning set forth in Section 9-105 of the UCC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

4.9       Additional Collateral. Upon the occurrence and during the continuance of an Event of Default, Agent may, in its discretion, retain as additional Collateral, such portion of the monies, reserves and proceeds received by Agent with respect to the Collateral as Agent may determine; however proceeds in excess of amounts owed to Agent and Lenders shall promptly be released. Borrower hereby grants to Agent, on behalf of Lenders, a first position priority security interest and Lien in all such monies, reserves and proceeds and other property of Borrower in the possession of Agent at any time or times hereafter as additional Collateral hereunder, and, in Agent’s discretion, may be held by Agent until the Liabilities are indefeasibly paid in full or be applied by Agent on account of the Liabilities.

4.10     No Custom or Waiver. No authorization given by Agent pursuant to this Loan Agreement or the Other Agreements to sell any specified portion of the Collateral or any items thereof, and no waiver by Agent in connection therewith, shall establish a custom or constitute a waiver of the prohibition contained in this Loan Agreement or the Other Agreements against such sales, with respect to any portion of the Collateral or any item thereof not covered by said authorization.

4.11     Lien on Realty/Fixtures. Borrower represents and warrants to Agent and Lenders that Borrower is not the direct or indirect legal or beneficial owner of any real property, except the real property set forth on Schedule 4.11 hereto. If Borrower shall acquire at any time or times hereafter an interest in any real property other than as set forth on Schedule 4.11 hereto, Borrower agrees promptly to execute and deliver to Agent as additional security and Collateral for the Liabilities, deeds of trust, security deeds, mortgages or other collateral assignments satisfactory in form and substance to Agent, and its counsel (herein collectively referred to as “New Mortgages”) covering such real property. Each New Mortgage shall be duly recorded in each office where such recording is required to constitute a valid first Lien on the real property covered thereby. Borrower shall deliver to Agent at Borrower’s expense, mortgagee title insurance policies issued by a title insurance company satisfactory to Agent insuring Agent as mortgagee; such policies shall be in form and substance satisfactory to Agent and shall insure a valid Lien in favor of Agent and the property covered thereby, subject only to those exceptions acceptable to Agent and its counsel. Borrower shall deliver to Agent such other documents as Agent and its counsel may reasonably request relating to any such New Mortgages.

4.12     Reserved.

5.        Collateral: Accounts

5.1       Reserved.

5.2       Reserved.

5.3       Additional Representations, Warranties and Covenants. With respect to each of its Accounts, Borrower represents, warrants and covenants unto Agent and Lenders that: (A) they are and shall be genuine, in all respects what they purport to be and are not evidenced by a judgment; (B) they represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in the invoices and other documents delivered to Agent with respect thereto; (C) the amounts thereof, which may be shown on any invoices and statements delivered to Agent with respect thereto, are and shall be actually and absolutely owing to Borrower and are not contingent for any reason; (D) no payments have been or shall be made thereon except payments delivered to Borrower in the ordinary course of business; (E) there are no setoffs, counterclaims or disputes existing or asserted with respect thereto and Borrower has not made and will not make any agreement with any Account Debtor for any deduction therefrom, except regular discounts allowed by Borrower in the ordinary course of its respective businesses for prompt payment; (F) there are no facts, events or occurrences known to Borrower which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder; (G) to Borrower’s knowledge, all Account Debtors have the capacity to contract and are solvent; (H) the services furnished or Goods sold giving rise thereto are not subject to any Lien, except the security interest and Liens of Agent and Lenders; (I) Borrower has no knowledge of any fact or circumstance which would impair the validity or collectibility thereof; and (J) Borrower has no knowledge of any proceedings or actions which are threatened or pending against any Account Debtor which might result in any material adverse change in its financial condition.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

5.4       Reserved.

5.5       Verification of Accounts. Any of Agent’s officers, employees or agents shall have the right, at any time or times hereafter, in Agent’s name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, facsimile transmission, telegraph or otherwise. All costs, fees and expenses relating thereto incurred by Agent or any Lender, or for which Agent or any Lender becomes obligated, shall be part of the Liabilities, secured by the Collateral and payable by Borrower to Agent on demand.

5.6       Notices Regarding Account Debtors. Borrower shall: (A) promptly upon Borrower learning thereof, inform Agent, in writing, of any material delay in Borrower’s performance of any of its material obligations to any Account Debtor and of any assertion of any material claims, offsets or counterclaims by any Account Debtor and of any material allowances, credits or other monies granted by Borrower to any Account Debtor; (B) not permit or agree to any material extension, compromise or settlement or make any material change or modification of any kind or nature with respect to any material Account, including, but not limited to, any of the terms relating thereto, other than in the ordinary course of business as presently conducted or in accordance with past practice; and (C) promptly upon Borrower’s receipt or learning thereof, furnish to and inform Agent of all material adverse information relating to the financial condition of any material Account Debtor.

5.7       Notice Regarding Disputed Accounts. In the event any amount due and owing in excess of One Hundred Thousand and no/100 Dollars (100,000) is in dispute for a period of thirty (30) days or more after Borrower receives notice or obtains knowledge thereof between Borrower and an Account Debtor, Borrower shall promptly provide Agent with written notice thereof explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

5.8       Attorney and Agent-In-Fact. Borrower irrevocably hereby designates, makes, constitutes and appoints Agent, and all Persons designated by Agent, as Borrower’s true and lawful attorney and agent-in fact, in Borrower’s or Agent’s name, to at any time: (A) demand payment of the Accounts and Possessory Collateral; (B) enforce payment of the Accounts and Possessory Collateral by legal proceedings or otherwise; (C) exercise all of Borrower’s rights and remedies with respect to the collection of the Accounts and Possessory Collateral; (D) settle, adjust, compromise, extend or renew the Accounts and Possessory Collateral; (E) settle, adjust or compromise any legal proceedings brought to collect the Accounts and Possessory Collateral; (F) sell or assign the Accounts and Possessory Collateral upon such terms, for such amounts and at such time or times as Agent deems advisable; (G) discharge and release the Accounts and Possessory Collateral; (H) take control, in any manner, of any item of payment or proceeds referred to in Section 4.5 above; (I) prepare, file and sign Borrower’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Accounts and Possessory Collateral; (J) prepare, file and sign Borrower’s name on any Proof of Claim in bankruptcy or similar document against any Account Debtor; (K) do all acts and things necessary, in Agent’s sole discretion, to fulfill Borrower’s obligations under this Loan Agreement; (L) endorse the name of Borrower upon any of the items of payment or proceeds referred to in Section 4.5 above and to deposit the same on account of the Liabilities; (M) endorse the name of Borrower upon any Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts and Possessory Collateral; and (N) sign the name of Borrower to verifications of the Accounts and Possessory Collateral and notices thereof to Account Debtors. Notwithstanding the foregoing, the remedies set forth in clauses (A) through (K) of this Section 5.8 will not be exercised by Agent until after the occurrence and during the continuance of an Event of Default.

6.         Collateral: Inventory

6.1       Reserved.

6.2       Additional Representations, Warranties and Covenants. Borrower represents and warrants to and covenants with Agent and Lenders that: (A) with the exception of Inventory in an aggregate amount at any one time not to exceed $100,000, the Inventory shall be kept only at the locations specified on Schedule 4.4; (B) Borrower now keeps and hereafter at all times shall keep correct and accurate records itemizing and describing the age, kind, type and quantity of Inventory and Borrower’s stated actual cost therefor, together with withdrawals therefrom and additions thereto for each month, all of which records shall be available, upon demand, to any of Agent’s officers, employees or agents for inspection and copying thereof; (C) all Inventory is now and hereafter at all times shall be of good and merchantable quality, free from defects; (D) any of Agent’s officers, employees or agents shall, now and at any time or times hereafter, have the right, upon demand, to inspect and examine the Inventory and to check and test the same as to quality, quantity, value and condition; (E) Borrower will not, without the prior written consent of Agent, acquire or accept any Inventory on consignment or approval; and (F) [Reserved]. Borrower will maintain a perpetual inventory reporting system at all times.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

6.3       Sale of Inventory. Borrower may sell Inventory in the ordinary course of business. In no event shall Borrower make any sale of Inventory which would violate the terms and provisions of this Loan Agreement or the Other Agreements.

6.4       Responsibility for Inventory. Borrower shall be liable and responsible for: (A) the safekeeping of Inventory; (B) any loss, damage or destruction to the Inventory occurring or arising in any manner or fashion; (C) any diminution in the value thereof; or (D) any act or event of default of any carrier, warehouseman, bailee or forwarding agency thereof or any other Person.

7.        EQUIPMENT

7.1       Representations, Warranties and Covenants. Borrower represents and warrants to and covenants with Agent and Lenders that (A) Borrower has and shall have good, indefeasible and merchantable title, free and clear of all security interests, claims and encumbrances to and ownership of the Equipment, except for the Permitted Liens; and (B) the Equipment shall be kept and maintained solely at Borrower’s places of business specified on Schedule 4.4.

7.2       Maintenance of Equipment. Borrower shall keep and maintain the Equipment in good operating condition and repair and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency of the Equipment shall at all times be maintained and preserved (subject to ordinary wear and tear and normal obsolescence). Borrower shall not permit any of the Equipment to become a Fixture to real estate or accession to other personal property.

7.3       Evidence of Ownership. Upon Agent’s request, Borrower shall deliver to Agent any and all evidence of ownership to, including, without limitation, certificates of title to and applications for title to, any of the Equipment.

7.4       Records and Schedules of Equipment. Borrower shall maintain accurate records itemizing and describing the kind, type, quality, quantity and value of its Equipment and all dispositions thereof, and shall furnish Agent with a current schedule containing the foregoing information upon request by Agent.

8.        INSURANCE AND TAXES

8.1       Insurance.

(A)         Borrower, at its sole cost and expense, shall keep and maintain: (1) the Collateral insured for the full insurable value against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses; and (2) business interruption insurance, workmen’s compensation insurance, public liability insurance and property damage insurance relating to Borrower’s businesses and ownership and use of its assets.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(B)         All such policies of insurance shall be in form and substance, in such amounts and with insurers recognized as adequate by prudent business persons, as may be reasonably satisfactory to Agent. Borrower shall deliver to Agent the original, or certified copy, of each policy of insurance or a certificate of insurance, and evidence of payment of all premiums for each such policy. All property insurance policies shall contain an endorsement, in form and substance acceptable to Agent, showing Agent as lender’s loss payee and all liability insurance policies shall contain an endorsement, in form and substance acceptable to Agent, showing Agent as additional insured. Such endorsement or independent instrument furnished to Agent shall provide that the insurance companies will give Agent at least thirty (30) days written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of Borrower or any other person shall affect the right of Agent to recover under such policy or policies of insurance in case of loss or damage.

(C)         Borrower hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to Agent; provided that so long as no Event of Default has occurred and is continuing, with respect to an insurance claim that is less than $100,000, (i) Borrower may elect to utilize the proceeds thereof to replace, repair, restore or rebuild the Collateral and/or other assets of Borrower, and (ii) proceeds of Borrower’s business interruption insurance shall be made available to Borrower to cover Borrower’s business expenses. Borrower irrevocably, makes, constitutes and appoints Agent, and all officers, employees or agents designated by Agent, as Borrower’s true and lawful attorney and agent-in-fact for the purpose of making, settling and adjusting claims under such policies of insurance with respect to the Collateral, endorsing the name of Borrower on any check, draft, instrument or other item of payment constituting the proceeds of such policies of insurance with respect to the Collateral at any time or times hereafter, and for making all determinations and decisions with respect to such policies of insurance. If Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Agent, without waiving or releasing any obligation, Unmatured Event of Default or Event of Default by Borrower hereunder, may at any time or times thereafter, but shall not be obligated to do so, obtain and maintain such policies of insurance, pay such premium and take any other action with respect thereto which Agent deems advisable. All sums so disbursed by Agent, including, but not limited to, attorneys’ fees, court costs, expenses and other charges relating thereto, shall be part of the Liabilities, secured by the Collateral and payable by Borrower to Agent on demand.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(D)         Borrower hereby acknowledges that the following notice by Agent is required by and given in full compliance with the Illinois Collateral Protection Act, 815 ILCS 180/15:

Unless Borrower provides Agent with evidence of the insurance coverage required by this Loan Agreement, Agent may purchase insurance at Borrower’s expense to protect Agent’s interest in the Collateral. This insurance may, but need not, protect Borrower’s interests. The coverage that Agent purchases may not pay any claim that Borrower makes or any claim that is made against Borrower in connection with the Collateral. Borrower may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that Borrower has obtained insurance as required by this Loan Agreement. If Agent purchases insurance for the Collateral, Borrower will be responsible for the cost of that insurance, including interest and any other charges Agent may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The cost of the insurance may be added to Borrower’s total outstanding balance or obligation. The cost of insurance may be more than the cost of insurance Borrower may be able to obtain on its own.

8.2       Taxes. Borrower shall pay when due all material Charges imposed upon it or its assets, franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which by law would be a Lien or charge upon any of its assets, provided that (unless any material item or property would be lost, forfeited or materially damaged as a result thereof) no such Charge need be paid if it is being diligently contested in good faith, if Agent is notified in advance of such contest that exceeds $100,000 and if Borrower establishes an adequate reserve or other appropriate provision required by GAAP and deposits with Agent cash or bond in an amount acceptable to Agent.

9.        Representations, Warranties And Covenants: General

9.1       Representations and Warranties. To induce Agent and Lenders to enter into this Loan Agreement and to make Loans hereunder, Borrower represents and warrants to Agent and Lenders that:

(A)         Organization and Qualification. Borrower is the type of legal entity set forth in the first paragraph of this Loan Agreement for Borrower, duly organized and existing and in good standing under the laws of the State of its formation reflected in the first paragraph of this Loan Agreement, and qualified or licensed to do business in all states in which the laws thereof require Borrower to be so qualified or licensed except where the failure to qualify would not have a Material Adverse Effect.

(B)         Company Power and Authority. Borrower has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Loan Agreement and the Other Agreements.

(C)         No Violation of Law. The execution, delivery and performance by Borrower of this Loan Agreement and the Other Agreements do not and shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or breach of any provision contained in Borrower’s Constituent Documents, or contained in any agreement, instrument or document to which Borrower is a party or by which it is bound.

(D)         Title to Collateral. Borrower has good, indefeasible and merchantable title to and ownership of the Collateral, free and clear of all Liens and claims, except for the Permitted Liens.

(E)          Reserved.

(F)          Litigation. Except as disclosed on Schedule 9.1(F) attached hereto, as of the date hereof, there are no suits or proceedings pending or threatened against or affecting Borrower, and no proceedings before any governmental body are pending or threatened against Borrower.

(G)          Indebtedness. Except as disclosed on Schedule 1.1(A) attached hereto, Borrower has no Indebtedness, except Permitted Indebtedness.

(H)         Government Contracts. Except as disclosed on Schedule 9.1(H) attached hereto, Borrower is not subject to the renegotiation of any material government contracts.

(I)           Adequate Assets/Trademarks/Copyrights/Patents. Borrower possesses adequate assets, licenses, patents, copyrights, trademarks and trade names that are necessary to conduct its respective business as previously conducted by it. Borrower does not own any patents, trademarks or registered copyrights that are necessary for the conduct of its business, except as set forth and described on Schedule 9.1(I) attached hereto.

(J)          Good Standing. Borrower is in good standing with respect to all material governmental permits, certificates, consents and franchises necessary to continue to conduct its business as previously conducted by it and to own or lease and operate its properties as now owned or leased by it, except where the failure to be in good standing would not have a Material Adverse Effect.

(K)         Violation of Law/Compliance with Laws. Borrower is not in violation of any applicable statute, regulation or ordinance of the United States of America, any state, city, town, municipality, county, or any other jurisdiction, or any agency thereof, which is or could reasonably be expected to have a Material Adverse Effect.

(L)          Breach of Other Loan Documents. Except as set forth on Schedule 9.1(L), as of the date of this Loan Agreement, Borrower is not in default with respect to any indenture, loan agreement, mortgage, deed or other similar agreement relating to the borrowing of monies to which it is a party or by which it is bound.

(M)        Financial Information. The Financials delivered to Agent prior hereto or contemporaneously herewith fairly and accurately present the information set forth therein which may include, but is not limited to, the assets, liabilities, financial conditions and results of operations of Borrower and such other Persons described therein as of and for the period ending on such dates and have been prepared in accordance with GAAP and such principles have been applied on a basis consistently followed in all material respects throughout the periods involved.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(N)         Material Adverse Change. There has been no Material Adverse Effect with respect to Borrower since the date of the most recent Financials for Borrower delivered to Agent.

(O)         Change of Corporate Name or Structure. Since March 23, 2016, Borrower has not changed its name, state of formation, identity or chief executive office except as set forth on Schedule 9.1(O) attached hereto and made a part hereof.

(P)          Capital Structure. Schedule 9.1(P) attached hereto and made a part hereof states (1) the correct name of each of the Subsidiaries of Borrower, and the jurisdiction of organization and the percentage of voting Equity Interests owned by Borrower, (2) as of the Closing Date, the name of Borrower’s corporate or joint venture Affiliates and the nature of the affiliation, (3) the number, nature and holder of all outstanding Equity Interests of Borrower and each Subsidiary of Borrower, and (4) the number of authorized and issued Equity Interests of Borrower and each Subsidiary of Borrower. Borrower has good and marketable title to all of the Equity Interests it purports to own of each Subsidiary, free and clear in each case of any Lien other than Permitted Liens. All such Equity Interests have been duly issued and are fully paid and non-assessable. As of the Closing Date, except as described on Schedule 9.1(P), there are not outstanding any options to purchase, or any rights or warrants to obligations convertible into, or any powers of attorney relating to, shares of Equity Interests of Borrower. As of the date hereof, except as described on Schedule 9.1(P), there are no outstanding agreements or instruments binding upon Borrower’s shareholders relating to the ownership of its Equity Interests.

(Q)         Pension Plans. Borrower has not received any notice to the effect that it is not in compliance with any of the requirements of ERISA and the regulations promulgated thereunder, with the exception of immaterial non-compliance issues. No fact or situation that could reasonably be expected to lead to a Material Adverse Effect, including, but not limited to, any Reportable Event or Prohibited Transaction, exists in connection with any Plan. Borrower has no withdrawal liability in connection with a Multiemployer Pension Plan.

(R)         Labor Relations. Except as described on Schedule 9.1(R) attached hereto and made a part hereof, Borrower is not a party to any collective bargaining agreement, and there are no material grievances, disputes or controversies with any union or any other organization of Borrower’s employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

(S)         Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower, or with any material supplier, and there exists no present condition or state of facts or circumstances regarding a business relationship which could reasonably be expected to cause a Material Adverse Effect.

(T)         Environmental Matters. Borrower is in compliance in all material respects with all applicable Environmental Laws.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(U)         Encumbrances. There are no Liens or claims upon any of the Collateral, except for the Permitted Liens.

(V)         Levies and Attachments. There are no levies, attachments or restraints affecting any of Borrower’s assets or the Collateral, except Permitted Liens.

(W)       Receiver, Trustee or Assignee. There is no receiver, trustee or assignee for the benefit of creditors currently appointed to take possession of all or any portion of Borrower’s assets or any of the Collateral.

(X)         Reserved.

(Y)         Affiliate Transactions. Except as described on Schedule 9.1(Y) attached hereto and made a part hereof, since January 1, 2015 Borrower is not a party to any contract or other agreement with an Affiliate (other than a wholly owned Subsidiary), except for contracts and other agreements in the ordinary course of business pursuant to the reasonable requirements of Borrower’s business and upon fair and reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arms-length transaction.

(Z)         Commercial Tort Claims. All Commercial Tort Claims in which Borrower is a claimant are set forth on Schedule 4.1 attached hereto, as such schedule may be updated from time to time.

9.2       Covenants. Until the termination of this Loan Agreement and thereafter until all Liabilities are paid in full (other than unasserted contingent Liabilities which survive the termination of this Loan Agreement pursuant to the express terms hereof), Borrower agrees that, unless at any time Agent shall otherwise expressly consent in writing:

(A)         Organization and Qualification. Borrower at all times (i) shall be the type of legal entity specified for Borrower in the first paragraph of this Loan Agreement, (ii) duly organized and existing and in good standing under the laws of the State of its formation reflected in the first paragraph of this Loan Agreement, and (iii) shall be qualified or licensed to do business in all states in which the laws thereof require Borrower to be so qualified or licensed unless the failure to be so qualified would not have a Material Adverse Effect.

(B)         No Violation of Law. The execution, delivery and performance by Borrower of this Loan Agreement and the Other Agreements shall not hereafter, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or breach of any provision contained in Borrower’s Constituent Documents, or contained in any agreement, instrument or document to which Borrower is now or hereafter a party or by which it is or may become bound.

(C)         Title to Collateral. Borrower at all times hereafter shall have good, indefeasible and merchantable title to and ownership of and rights to use the Collateral, free and clear of all Liens and claims, except for the Permitted Liens.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(D)         Reserved.

(E)          Adequate Assets/Trademarks/Copyrights/Patents. Borrower shall continue to possess adequate assets, licenses, patents, copyrights, trademarks and trade names to continue to conduct its respective business as previously conducted by it. Borrower shall notify Agent if Borrower acquires ownership of or a license or other interest in any patents, trademarks or copyrights and shall execute and deliver such documents to Agent as Agent shall request to assign to Agent as security Borrower’s interest in such patents, copyrights and trademarks.

(F)          Good Standing. Borrower shall remain in good standing with respect to all material governmental permits, certificates, consents and franchises necessary to continue to conduct its business as previously conducted by it except where the failure to remain in good standing would not have a Material Adverse Effect and to own or lease and operate its properties as now owned or leased by it except where the failure to own or lease such property would not have a Material Adverse Effect.

(G)         Violation of Law. Borrower shall comply with all federal, state and local laws, regulations and orders applicable to Borrower and its assets, including, but not limited to, all Environmental Laws, in each case except where the failure to do so would not result in a Material Adverse Effect, and shall promptly notify Agent of any material violation of any material rule, regulation, statute, ordinance, order or law relating to the public health or the environment and of any complaint or notifications received by Borrower regarding any environmental or safety and health rule, regulation, statute, ordinance or law.

(H)         Financial Statements. Borrower shall, from time to time, provide Financials to Agent pursuant to Section 9.5 which fairly and accurately present the assets, liabilities and financial conditions and results of operations of Borrower and such other Persons described therein as of and for the period ending on the dates described therein. Borrower’s financial statements delivered to Agent will be prepared in accordance with GAAP and such principles will be applied on a basis consistently followed in all material respects throughout the periods involved subject, in the case of monthly financial statements, to Fiscal Year-end adjustments and the absence of footnotes.

(I)           Change of Corporate Name or Structure. Borrower shall provide Agent ten (10) days’ notice prior to any change in its name, chief executive office or state of formation.

(J)           Pension Plans. As of the date of this Loan Agreement, Borrower has not received any notice to the effect that it is not in full compliance with any of the requirements of ERISA and the regulations promulgated thereunder. No fact or situation that could lead to a Material Adverse Effect, including, but not limited to, any Reportable Event or Prohibited Transaction, shall exist in connection with any Plan. Borrower shall continue to have no withdrawal liability in connection with a Multiemployer Pension Plan.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(K)         Notices to Agent and Lenders Borrower shall notify Agent in writing: (1) promptly but not later than 10 days after Borrower learns thereof, of the commencement of any litigation affecting Borrower or any of its real or personal property in which the amount in controversy exceeds $75,000, whether or not the claim is considered by Borrower to be covered by insurance, and of the institution of any administrative proceeding which may have a Material Adverse Effect; (2) at least thirty (30) days prior thereto, of Borrower’s opening of any new office or place of business or Borrower’s closing of any existing office or place of business where Collateral will be located; (3) promptly but not later than 10 days after Borrower learns thereof, of any labor dispute to which Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which it is a party or by which it is bound; (4) promptly but not later than 10 days after Borrower learns thereof, of any material default by Borrower under any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Indebtedness of Borrower exceeding One Hundred Thousand and no/100 Dollars ($100,000); (5) promptly but not later than 10 days after the occurrence thereof, of any Unmatured Event of Default or Event of Default; (6) promptly but not later than 10 days after the occurrence thereof, of any default by any obligor under any material note or other evidence of indebtedness payable to Borrower; (7) promptly but not later than 10 days after the rendition thereof, of any judgment rendered against Borrower or any of its Subsidiaries in excess of $100,000 that is not fully covered by insurance, subject to a reasonable deductible; and (8) promptly but not later than 10 days after Borrower learns thereof, of any material adverse finding of any state or federal government entity in connection with all or any part of the Collateral.

(L)          Subordinations. Borrower shall provide Agent with debt subordination agreements, in form and substance satisfactory to Agent, executed by Borrower and any Person who is an officer, director, member, manager or Affiliate of Borrower to whom Borrower is or hereafter becomes indebted for borrowed money; provided that no such subordination agreement will be required with respect to (i) indebtedness existing on the Closing Date and set forth on Schedule 9.2(L) attached hereto, (ii) non-cash loans, and (iii) other advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business to the extent such amounts do not exceed $50,000 in the aggregate at any time outstanding.

(M)        Environmental Matters.

(1)       Borrower shall and shall cause each of its Subsidiaries to (a) comply strictly and in all respects with all applicable Environmental Laws except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (b) take promptly any remediation and/or corrective action necessary to cure any material violation of Environmental Laws of which Borrower has knowledge, (c) notify the proper governmental agency promptly in the event of any release of any Hazardous Substances reportable under 42 USC §9603, 42 USC §11044, 33 USC §1321(b)(5) or any counterpart or similar state or local requirements, (d) promptly forward to Agent, upon its request, a copy of any order, notice, permit, application, or any other communication or report in connection with any such release of any Hazardous Substance or any other material matter relating to the Environmental Laws as they may affect its premises.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(2)       Borrower shall provide Agent and Lenders with such evidence, reports and/or other documentation as reasonably requested by Agent or any Lender to insure that Borrower is in compliance with the terms of this Section.

(N)         Commercial Tort Claims. Borrower will advise Agent of any new Commercial Tort Claim upon the filing of any such action. Borrower hereby authorizes Agent to amend Schedule 4.1 from time to time to reflect such new Commercial Tort Claims and to prepare and file any required UCC financing statements or amendments and take any other actions necessary for Agent to perfect its security interest in such Commercial Tort Claims.

(O)         Reserved.

9.3       Negative Covenants. Borrower covenants unto Agent and Lenders that neither Borrower nor any of its direct or indirect Subsidiaries shall now or at any time hereafter, unless Borrower obtains the prior written consent of the Required Lenders:

(A)         Additional Encumbrances. Grant a security interest in, assign, sell or transfer any of the Collateral to any Person except as permitted herein or permit, grant, or suffer a Lien or claim upon any of the Collateral, except for the Permitted Liens.

(B)         Mergers and Acquisitions. Merge, consolidate with or acquire any Person or all or substantially all of the assets of any Person.

(C)         Ordinary Course of Business. Engage in any business other than businesses of the type conducted by Borrower and its Subsidiaries on the date of execution of this Loan Agreement and businesses reasonably related thereto.

(D)         Investments/Subsidiaries. Make or permit to exist any investment in the securities of or make or permit to exist any loans to any Person; provided, however, notwithstanding the foregoing, Borrower may: (i) make investments in cash, cash equivalents and certificates of deposit of Agent or any of its affiliates or such other banking institution having a net worth in excess of $100,000,000, or in securities of the United States of America or commercial paper with a PI rating (all of the foregoing maturing within one year), (ii) make contributions to the capital of any domestic wholly-owned Subsidiary in existence as of the date of this Loan Agreement, so long as the recipient of any such capital contribution is either Borrower or has guaranteed the Liabilities and such guaranty is secured by a pledge of all of its real and personal property, in each case pursuant to documentation satisfactory to Agent in its sole discretion, and (iii) investments existing as of the date hereof and listed on Schedule 9.3(D).

(E)          Reserved.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(F)          Capital Structure. Make any material change in Borrower’s capital structure or in any of its business objectives, purposes and operations which might in any way adversely affect the repayment of the Liabilities.

(G)         Encumbrance or Sale. Encumber, sell, pledge, mortgage, lease, or otherwise dispose of or transfer, whether by merger, consolidation or otherwise, any of Borrower’s assets, except (1) Permitted Liens, (2) sales of Inventory in the ordinary course of Borrower’s businesses, and (3) sales of worn or obsolete Equipment, provided the proceeds thereof are remitted to Agent pursuant to Section 3.1(B).

(H)         Reserved.

(I)           Indebtedness. Incur Indebtedness, except Permitted Indebtedness.

(J)           Restricted Payments. Make any Restricted Payments other than, provided no Event of Default then exists, (1) payments in satisfaction of Subordinated Debt to the extent such payments are expressly permitted pursuant to the terms of the applicable subordination agreement by and between Agent and the holder of the Subordinated Debt, (2) distributions by Borrower payable only in Equity Interests of Borrower, and (3) each Subsidiary of Borrower may declare and make dividend payments or other distributions to Borrower or another domestic Subsidiary of Borrower, in each case to the extent not prohibited under applicable law. For the avoidance of doubt, Borrower is not permitted to make any intercompany loans or advances to any Foreign Subsidiaries except as explicitly allowed in Section 9.3(D).

(K)         Constituent Documents/Fiscal Year End. Change Borrower’s Fiscal Year-end or amend or restate Borrower’s Constituent Documents in any manner that is or could reasonably be expected to be adverse to Agent or any Lender, Agent’s and Lenders’ interest in the Collateral or Agent’s and Lenders’ rights under the Loan Documents.

(L)          Affiliate Transactions. Enter into any transaction with an Affiliate, except for (1) transactions in the ordinary course of business pursuant to the reasonable requirements of Borrower’s business and upon fair and reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arms-length, (2) compensation arrangements for officers and employees of Borrower or any Subsidiary of Borrower entered into upon fair and reasonable terms and in the ordinary course of business, (3) reimbursement of reasonable out-of-pocket and travel expenses of any member of the Board of Directors of Borrower or any Subsidiary of Borrower incurred in attending meetings of the Board of Managers or Directors and in assisting Borrower in the ordinary course of business, (4) transactions existing on the Closing Date and set forth on Schedule 9.1(Y), and (5) transactions authorized under, or otherwise expressly permitted by, this Loan Agreement (including, without limitation, execution of the Loan Documents and all documents and agreements related thereto).

(M)        Subsidiaries. Form, acquire or otherwise maintain any Subsidiaries, other than Subsidiaries existing as of the date of this Loan Agreement.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

9.4       Reserved.

9.5       Financial Reporting/Compliance Certificate. Borrower covenants unto Agent and Lenders that it will deliver to Agent the following financial information, all of which shall accurately reflect the financial condition of Borrower and its Subsidiaries at and for the periods of time described therein and, with respect to the financial statements, shall be prepared in accordance with GAAP:

(A)        As soon as available but in no event later than one hundred twenty (120) days after the close of each Fiscal Year of Borrower, the audited consolidated and consolidating financial statements of Borrower and its Subsidiaries, including, but not limited to, (1) a balance sheet, (2) a statement of income and retained earnings, and (3) a statement of cash flows, together with an unqualified opinion of a firm of independent certified public accountants selected by Borrower and approved by Agent in writing.

(B)         [Reserved].

(C)         As soon as available but in no event later than thirty (30) days after the end of each month, Borrower’s and its Subsidiaries’ internally prepared consolidated and consolidating financial statements, including, but not limited to, (1) a balance sheet, (2) a statement of income and retained earnings, and (3) a statement of cash flows all for the previous month, and the year-to-date statement for that portion of Borrower’s Fiscal Year then elapsed. For purposes of this paragraph a snapshot picture of quickbooks records shall be acceptable as internally prepared financial statements.

(D)         [Reserved].

(E)          As soon as available, but in no event later than the second Business Day of each week, the following reports dated as of the last Business Day of the immediately preceding week: (1) Accounts receivable aging (including a reconciliation of cash and Accounts), (2) accounts payable aging, and (3) Inventory Report.

(F)          [Reserved].

(G)         As soon as available, but in no event later than thirty (30) days after the end of each Fiscal Year, Borrower’s consolidated and consolidating internally prepared financial projections and business plan for such Fiscal Year, including, without limitation, (1) a balance sheet, and (2) a statement of income and retained earnings, all for such Fiscal Year prepared on a month by month basis.

(H)         [Reserved].

(I)           Such other data and information, financial and otherwise as Agent or any Lender, from time to time, may reasonably request.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

10.        Conditions Precedent

10.1     Conditions to Initial Funding. Agent’s and Lenders’ obligation to make the initial Loans pursuant to this Loan Agreement and the Other Agreements is subject to the full and timely performance of the following covenants prior to or contemporaneously with the making of the initial Loans.

(A)         Agent shall have received each of the following, in form and substance satisfactory to Agent and its counsel:

(1)       A fully executed original of a Secretary Certificate for Borrower.

(2)       A fully executed original of this Loan Agreement.

(3)       A fully executed original of the Note.

(4)       Fully executed patent, copyright or trademark security agreements, as applicable.

(5)       Copies of the UCC, tax Lien and pending suit and judgment searches for each Obligor from such jurisdictions as Agent deems necessary, which shall not have disclosed any prior Lien in the Collateral, except for the Permitted Liens.

(6)       Duly completed UCC-1 financing statements as Agent shall have requested to perfect its security interest in the Collateral and such other evidence of the completion (or the making of arrangements satisfactory to Agent) of all other actions, recordings and filings of or with respect to the Collateral that Agent may deem necessary or desirable in order to perfect the Liens created hereby and all filing and recording fees (including, without limitation, with respect to each such UCC-1 financing statement) and taxes shall have been duly paid.

(7)       Certificates of insurance with lender’s loss payable and additional insured clauses covering all collateral for the Liabilities and meeting the requirements of this Loan Agreement and the Other Agreements.

(8)       A certificate executed by an officer of Borrower certifying the matters set forth in Section 10.1 of this Loan Agreement as of the Closing Date.

(9)       Evidence (including, without limitation, payoff letters) demonstrating that all Debt to be Repaid has been (or concurrently with the initial borrowing shall be) paid in full and that all agreements and instruments governing the Debt to be Repaid and all Liens securing the Debt to be Repaid have been (or concurrently with the initial borrowing shall be) terminated.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(10)     Payment of the outstanding fees and expenses of counsel for (x) Agent and (y) Borrower for all reasonable and documented legal, accounting, appraisal, consulting, and other fees and expenses incurred by Borrower in connection with the negotiation and preparation of any Loan Documents.

(11)     Such other documents, instruments or agreements as are listed on the last closing checklist prepared by Agent or as Agent may request.

(B)         No Unmatured Event of Default or Event of Default shall have occurred and be continuing.

(C)         There shall have been no material or adverse change in the business, financial condition or results of operations since the date of Borrower’s then most recently delivered Financials.

(D)         The representations and warranties contained in this Loan Agreement shall be true and correct as of the making of the initial Loans.

10.2     Conditions to Subsequent Advances. Agent’s and Lenders’ obligation to make any Loans pursuant to this Loan Agreement and the Other Agreements is subject to the full and timely performance of each of the following covenants either prior to or contemporaneously with the making of each Loan.

(A)        No Unmatured Event of Default or Event of Default shall have occurred and be continuing.

(B)         No claims, litigation, arbitration proceedings or governmental proceedings not disclosed in writing to Agent prior to the date of such Loan advance shall be pending or known to be threatened against Borrower and no known material development not so disclosed shall have occurred in any claims, litigation, arbitration proceedings or governmental proceedings so disclosed which in the opinion of Agent is likely to materially or adversely affect the financial position or business of Borrower or capability of Borrower to pay the Liabilities.

(C)         There shall have been no material or adverse change in the business, financial condition or results of operations since the date of Borrower’s then most recently delivered Financials.

(D)         The representations and warranties of Borrower contained in this Loan Agreement shall be true and correct as of the making of any Loan, with the same effect as though made on the date of such Loan unless made as of a specific date.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

11.       Event Of Default; Remedies

11.1     Events of Default. The occurrence of any one of the following events shall constitute a default (an “Event of Default”) by Borrower under this Loan Agreement:

(A)         Failure of Borrower to pay (i) any principal of the Loans when the same shall become due and payable, (ii) any interest on the Loans payable under this Loan Agreement when the same shall become due and payable and (iii) any fees and expenses payable under this Loan Agreement or any other Loan Document when the same shall become due and payable, and, in the case of clauses (ii) and (iii) of this 11.1(A) only, such failure continues unremedied for a period of fifteen (15) days;

(B)         any Obligor fails or neglects to perform, keep or observe any of the Covenants; provided however, Borrower shall have a period of thirty (30) days after the occurrence thereof to cure any failure or neglect to perform, keep or observe any of the Covenants set forth in this Loan Agreement;

(C)         any representation or warranty made by any Obligor herein or any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by any Obligor to Agent or any Lender in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified;

(D)         any assets in excess of $100,000 of any Obligor are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors;

(E)          a petition under the United States Bankruptcy Code or any similar federal, state or local law, statute or regulation shall be filed by any Obligor;

(F)          a petition under the United States Bankruptcy Code or any similar federal, state or local law, statute or regulation shall be filed against any Obligor that is either granted or is not dismissed by the adverse parties or by an order, decree or judgment within 60 days after such institution;

(G)         any Obligor shall make an assignment for the benefit of creditors, or an application is made by any Obligor for the appointment of a receiver, trustee, custodian or conservator for such Obligor or any of its assets;

(H)         an application is made against any Obligor for the appointment of a receiver, trustee, custodian or conservator for such Obligor or any of its assets and such petition is either granted or is not dismissed within 60 days after the filing thereof;

(I)           any Obligor is enjoined, restrained or in any way prevented by court order from conducting any material part of its business affairs;

(J)           a notice of a Lien, levy or assessment in excess of $250,000 is filed of record with respect to any of the assets of any Obligor by the United States of America or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental department, agency, or instrumentality, including without limitation, the Pension Benefit Guaranty Corporation;

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(K)         (i) the failure of any of the Obligors to pay when due or within any applicable grace period any principal or interest on Indebtedness with a principal balance of more than $250,000; or (ii) a breach, default or event of default by Borrower with respect to any Indebtedness if the effect of such breach, default or event of default is to cause, or to permit the holder or holders thereof to cause, Indebtedness having an individual principal amount in excess of $250,000 or having an aggregate principal amount in excess of $400,000 to become or be declared due prior to their stated maturity;

(L)          any Obligor terminates or purports to terminate its guaranty of the Liabilities or any other agreement executed in favor of Agent or any Lender;

(M)        a breach, default or event of default occurs under any of the Loan Documents after the expiration of applicable grace or cure periods;

(N)         there shall be entered against any Obligor one or more judgments or decrees in excess of One Hundred Thousand and no/100 Dollars ($100,000) in the aggregate at any one time outstanding for such Obligor, excluding those judgments or decrees (i) that shall have been stayed, vacated or bonded, (ii) that shall have been outstanding less than 60 days from the entry thereof, or (iii) for and to the extent to which such Obligor is insured and with respect to which the insurer specifically has assumed responsibility in writing;

(O)         the occurrence of any Change in Control;

(P)         [reserved];

(Q)         [reserved];

(R)         [reserved];

(S)         [reserved];

(T)         any Person institutes steps to terminate a Pension Plan if as a result of such termination Borrower or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $100,000; (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; (c) the Unfunded Liability exceeds twenty percent of the Total Plan Liability, or (d) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that Borrower or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $100,000;

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(U)         any subordination provision in any document or instrument governing Subordinated Debt, or any subordination provision in any subordination agreement that relates to any Subordinated Debt, or any subordination provision in any guaranty by any Obligor of any Subordinated Debt, shall cease to be in full force and effect, or any Obligor or any other Person (including the holder of any applicable Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision; or

(V)         the dissolution, whether voluntary or involuntary, of any Obligor.

11.2     Cumulative Remedies. All of Agent’s and Lenders’ rights and remedies under this Loan Agreement and the Other Agreements are cumulative and non-exclusive.

11.3     Discontinuing Advances. Upon the occurrence of an Unmatured Event of Default or Event of Default, without notice or demand by Agent or any Lender to Borrower, Agent and Lenders shall have no further obligation to and may immediately cease advancing monies or extending credit to or for the benefit of Borrower under this Loan Agreement and the Other Agreements. Upon the occurrence of an Event of Default under Sections 11.1(E) or 11.1(F) hereof, without notice or demand by Agent or any Lender to Borrower, the Liabilities shall be immediately due and payable. Upon the occurrence of any Event of Default (other than an Event of Default under Sections 11.1(E) or 11.1(F)), at the election of Agent or the Required Lenders without notice or demand by Agent or any Lender to Borrower, the Liabilities shall be immediately due and payable. ANY ADVANCES MADE BY AGENT OR ANY LENDER TO BORROWER AFTER THE OCCURRENCE OF AN UNMATURED EVENT OF DEFAULT OR AN EVENT OF DEFAULT SHALL NOT ESTABLISH A CUSTOM OR COURSE OF DEALING AND AGENT AND LENDERS SHALL BE ENTITLED TO CEASE MAKING ADVANCES AT ANY TIME THEREAFTER.

11.4     Remedies. Upon the occurrence of an Event of Default, Agent, in its discretion, may (and, at the direction of Required Lenders, shall): (A) exercise any one or more of the rights and remedies accruing to a “secured party” under the UCC and any other applicable law upon a default by a debtor; (B) enter, with or without process of law and without breach of the peace, any premises where the Collateral is or may be located, and without charge or liability to Agent therefor, seize and remove the Collateral from said premises or remain upon said premises and use the same for the purpose of collecting, preparing and disposing of the Collateral; (C) sell or otherwise dispose of the Collateral at public or private sale for cash or credit, provided, however, that Borrower shall be credited with the net proceeds of such sale only when such proceeds are actually received by Agent; (D) take control, in any manner, of any item of payment or proceeds of the Collateral and to direct all Account Debtors to make payments directly to Agent; (E) notify any or all Account Debtors that the Accounts and Possessory Collateral have been assigned to Agent and that Agent has a first position priority security interest and Lien therein, subject only to Permitted Liens; (F) direct such Account Debtors to make all payments due from them to Borrower upon the Accounts and Possessory Collateral directly to Agent; and (G) enforce payment of and collect, by legal proceedings or otherwise, the Accounts and Possessory Collateral in the name of Agent and Borrower.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

11.5     Assembling Collateral. Upon an Event of Default, Borrower, immediately upon demand by Agent, shall assemble the Collateral and make it available to Agent at a place or places to be designated by Agent which are reasonably convenient to Agent and Borrower. Borrower recognizes that if it fails to perform, observe or discharge any of its obligations or liabilities under this Loan Agreement or the Other Agreements, no remedy of law will provide adequate relief to Agent and Lenders, and Borrower agrees that Agent and Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

11.6     Sale of Collateral. Agent may sell any or all of the Collateral at public or private sale, upon such terms and conditions as Agent may deem proper, and Agent or any Lender may purchase any or all of the Collateral at any such sale. Borrower acknowledges that Agent may be unable to effect a public sale of all or any portion of the Collateral because of certain legal and/or practical restrictions and provisions which may be applicable to the Collateral and, therefore, may be compelled to resort to one or more private sales to a restricted group of offerees and purchasers; Borrower consents to any such private sale so made even though at places and upon terms less favorable than if the Collateral were sold at public sale. Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. Agent may apply the net proceeds, after deducting all costs, expenses, attorneys’ and paralegals’ fees incurred or paid at any time in the collection, protection and sale of the Collateral and the Liabilities, to the payment of any Note and/or any of the other Liabilities, returning the excess proceeds, if any, to Borrower. Borrower shall remain liable for any amount remaining unpaid after such application, with interest at the Default Rate. Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by Agent at least ten (10) calendar days before the date of such disposition. Borrower hereby confirms, approves and ratifies all acts and deeds of Agent relating to the foregoing, and each part thereof, and expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against Agent or any Lender or their representatives, by reason of taking, selling or collecting any portion of the Collateral. Borrower consents to releases of the Collateral at any time (including prior to default) and to sales of the Collateral in groups, parcels or portions, or as an entirety, as Agent shall deem appropriate. Borrower expressly absolves Agent and Lenders from any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or non-enforcement of any rights or remedies under this Loan Agreement.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

11.7     Standards for Exercising Remedies. Borrower agrees that Agent may, if Agent deems it reasonable, postpone or adjourn any such sale of the Collateral from time to time by an announcement at the time and place of sale, without being required to give a new notice of sale. Further, Borrower agrees that Agent has no obligation to preserve rights against prior parties to the Collateral. To the extent that applicable law imposes duties on Agent to exercise remedies in a commercially reasonable manner, Borrower acknowledges and agrees that it is not commercially unreasonable for Agent (A) to fail to incur expenses reasonably deemed significant by Agent to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition, (B) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (C) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (D) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (E) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (F) to contact other Persons, whether or not in the same business as Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (G) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (H) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (I) to dispose of assets in wholesale rather than retail markets, (J) to disclaim disposition warranties, including, without limitation, any warranties of title, (K) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral, or (L) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Borrower acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in Agent’s exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to Borrower or to impose any duties on Agent that would not have been granted or imposed by this Loan Agreement or by applicable law in the absence of this Section.

11.8     Reserved.

12.       THE AGENT.

12.1     Appointment and Authorization. Each Lender hereby irrevocably (subject to Section 12.10) appoints, designates and authorizes Agent to take such action on its behalf under the provisions of this Loan Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Loan Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Loan Agreement or in any other Loan Document, Agent shall have no duty or responsibility except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Loan Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

12.2     Delegation of Duties. Agent may execute any of its duties under this Loan Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of Agent or attorney-in-fact that it selects in the absence of gross negligence, bad faith, or willful misconduct.

12.3     Exculpation of Agent. None of Agent nor any of their respective directors, officers, employees or agents shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Loan Agreement or any other Loan Document or the transactions contemplated hereby (except to the extent resulting from its own gross negligence, bad faith, or willful misconduct in connection with its duties expressly set forth herein as determined by a final, nonappealable judgment by a court of competent jurisdiction), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by Borrower or any of its Subsidiaries or Affiliate of Borrower, or any officer or director thereof, contained in this Loan Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Loan Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Loan Agreement or any other Loan Document (or the creation, perfection or priority of any Lien or security interest therein), or for any failure of Borrower or any of its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder. Agent shall be under no obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Loan Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or Borrower’s Subsidiaries or Affiliates.

12.4     Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, electronic mail message, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Loan Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Loan Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon each Lender. Solely for purposes of determining compliance with the conditions specified in Section 10.1, each Lender that has signed this Loan Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

12.5     Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of the Lenders, unless Agent shall have received written notice from a Lender or Borrower referring to this Loan Agreement, describing such Event of Default or Default and stating that such notice is a “notice of default”. Agent will promptly notify the Lenders of its receipt of any such notice. Agent shall take such action with respect to such Event of Default or Default as may be requested by the Required Lenders in accordance with Section 11; provided that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Default as it shall deem advisable or in the best interest of the Lenders.

12.6     Credit Decision. Each Lender acknowledges that Agent has made no representation or warranty to it, and that no act by Agent hereafter taken, including any consent and acceptance of any assignment or review of the affairs of Borrower, shall be deemed to constitute any representation or warranty by Agent to any Lender as to any matter, including whether Agent has disclosed material information in its possession. Each Lender represents to Agent that it has, independently and without reliance upon Agent, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower, and made its own decision to enter into this Loan Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Loan Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly herein required to be furnished to Lenders by Agent, Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of Borrower which may come into the possession of Agent.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

12.7     Indemnification. Whether or not the transactions contemplated hereby are consummated, each Lender shall indemnify upon demand Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to its applicable Pro Rata Share, from and against any and all Indemnified Liabilities; provided that no Lender shall be liable for any payment to any such Person of any portion of the Indemnified Liabilities to the extent determined by a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the applicable Person’s own gross negligence, bad faith, or willful misconduct. No action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence, bad faith, or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney costs) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Loan Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive repayment of the Loans and Liabilities, cancellation of the Note, any foreclosure under, or modification, release or discharge of, any or all of the Loan Documents, termination of this Loan Agreement and the resignation or replacement of Agent.

12.8     Agent in its Individual Capacity. Agent, in its individual capacity, and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and Affiliates as though such Person were not Agent hereunder and without notice to or consent of any Lender. Each Lender acknowledges that, pursuant to such activities, Agent, in its individual capacity, or its Affiliates may receive information regarding Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of Borrower or its Affiliates) and acknowledges that Agent shall be under no obligation to provide such information to them. With respect to their Loans (if any), Agent and its Affiliates shall have the same rights and powers under this Loan Agreement as any other Lender and may exercise the same as though Agent were not Agent, and the terms “Lender” and “Lenders” include Agent and its Affiliates, to the extent applicable, in their individual capacities.

12.9     Successor Agent. Agent may resign as Agent, upon 30 days’ notice to Lenders; provided if, following payment in full of all Liabilities owing to Lenders holding Loans the Agent elects to resign or resigns at the election of the holders of Loans such 30 day notice period shall not apply. If Agent resigns under this Loan Agreement, the Required Lenders shall, with (so long as no Event of Default exists) the consent of Borrower (which shall not be unreasonably withheld or delayed), appoint from among Lenders a successor agent for Lenders. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lender and Borrower, a successor agent from among Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the Agent and the term “Agent” shall mean such successor agent, and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder, the provisions of this Section 12 and Sections 13.12 and 13.28 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Loan Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

12.10   Collateral Matters. Each Lender authorizes and directs Agent to enter into the other Loan Documents for the benefit of Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by Agent in accordance with the provisions of this Loan Agreement or the other Loan Documents, and the exercise by Agent of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender to take any action with respect to any Collateral or Loan Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to this Loan Agreement and the other Loan Documents. Lenders irrevocably authorize Agent, at its option and in its discretion, (a) to release any Lien granted to or held by Agent under any Loan Document (i) upon payment in full of all Loans and all other outstanding obligations of Borrower hereunder; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder (including the release of any guarantor); or (iii) subject to Section 13.4, if approved, authorized or ratified in writing by the Required Lenders; or (b) to subordinate its interest in any Collateral to any holder of a Lien on such Collateral which is permitted hereunder (it being understood that Agent may conclusively rely on a certificate from Borrower in determining whether the Indebtedness secured by any such Lien is permitted hereunder). Upon request by Agent at any time, Lenders will confirm in writing Agent’s authority to release, or subordinate its interest in, particular types or items of Collateral pursuant to this Section 12.11.

12.11   Restriction on Actions by Lenders. Each Lender agrees that it shall not, without the express written consent of Agent, and shall, upon the written request of Agent (to the extent it is lawfully entitled to do so set off against the Liabilities, amounts owing by such Lender to Borrower or any deposit accounts of Borrower now or hereafter maintained with such Lender, except that Agent may set off with respect to the Liabilities against any deposit accounts of Borrower at Agent in accordance with the terms of this Loan Agreement. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken, any action, including the commencement of any legal or equitable proceedings to foreclose any loan or otherwise enforce any security interest in any of the Collateral or to enforce all or any part of this Loan Agreement or the other Loan Documents. All enforcement actions under this Loan Agreement and the other Loan Documents against Borrower or any third party with respect to the Liabilities or the Collateral may only be taken by Agent (at the direction of the Required Lenders or as otherwise permitted in this Loan Agreement) or by its agents at the direction of Agent.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

12.12   Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Borrower, Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(1)       to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Liabilities that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Agent and its respective agents and counsel and all other amounts due Lenders and Agent under Sections 5, 15.5 and 15.17) allowed in such judicial proceedings; and

(2)       to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to Lenders, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due to Agent.

Nothing contained herein shall be deemed to authorize Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Liabilities or the rights of any Lender or to authorize Agent to vote in respect of the claim of any Lender in any such proceeding.

12.13   Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Loan Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “book manager,” “lead manager,” “arranger,” “lead arranger” or “co-arranger”, if any, shall have any right, power, obligation, liability, responsibility or duty under this Loan Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Loan Agreement or in taking or not taking action hereunder.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

13.       General

13.1     Bank Accounts. Borrower shall keep and maintain all of its checking, depository and other bank accounts with Bank of America, N.A. Each statement of account by Agent delivered to Borrower relating to the Liabilities shall be presumed correct and accurate and shall constitute an account stated between Borrower and Agent unless, within thirty (30) days after Borrower’s receipt of said statement, Borrower delivers to Agent notice specifying the error or errors, if any, contained in any such statement.

13.2     Application of Payments. Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Agent on account of the Liabilities and Borrower agrees that Agent shall have the continuing exclusive right to apply and re-apply any and all such payments in such manner and in such order as Agent may deem advisable, including, without limitation, to the payment of any costs, fees and expenses payable by Borrower under this Loan Agreement, notwithstanding any entry by Agent upon any of its books and records.

13.3     Reserved.

13.4     Modification and Assignment of Loan Documents. This Loan Agreement and the Other Agreements between Agent, Lenders and Borrower may not be modified, altered or amended, except by an agreement in writing signed by Borrower, Agent and Required Lenders. Borrower may not sell, assign or transfer this Loan Agreement or the Other Agreements or any portion thereof, including, without limitation, Borrower’s rights, titles, interests, remedies, powers or duties thereunder. Prior to the occurrence of an Event of Default, Agent or any Lender may assign or transfer any or all of its interest the Loan Documents and the Loans to (a) any of its Affiliates or (b) third parties none of which are foreign lenders and which are acceptable to Borrower (which acceptance shall not be unreasonably withheld, conditioned or delayed). If an Event of Default has occurred, Agent or any Lender may assign or transfer any or all of its interest in the Loan Documents and the Loans to any third party or any of its Affiliates without the prior written consent of Borrower. Agent shall give Borrower prompt written notice of any assignment of or participation in the Loans hereunder. Any purported assignment of rights or delegation of duties in violation of this Section is void. Borrower hereby consents to Agent and Lenders sharing information regarding Borrower, the Loan Documents and the Liabilities with any purchaser or potential purchaser hereof, subject to customary non-disclosure agreements.

13.5     Waiver of Defaults. Agent’s or any Lender’s failure at any time or times hereafter to require strict, performance by Borrower of any provision of this Loan Agreement shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Agent of an Unmatured Event of Default or Event of Default by Borrower under this Loan Agreement or the Other Agreements shall not suspend, waive or affect any other Unmatured Event of Default or Event of Default by Borrower under this Loan Agreement or the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different type. NONE OF THE UNDERTAKINGS, AGREEMENTS, WARRANTIES, COVENANTS AND REPRESENTATIONS OF BORROWER CONTAINED IN THIS LOAN AGREEMENT OR THE OTHER AGREEMENTS AND NO EVENT OF DEFAULT BY BORROWER UNDER THIS LOAN AGREEMENT OR THE OTHER AGREEMENTS SHALL BE DEEMED TO HAVE BEEN SUSPENDED OR WAIVED BY AGENT UNLESS SUCH SUSPENSION OR WAIVER IS IN WRITING SIGNED BY AN OFFICER OF AGENT AND DIRECTED TO BORROWER SPECIFYING SUCH SUSPENSION OR WAIVER.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

13.6     Severability. Wherever possible, each provision of this Loan Agreement shall be interpreted in such manner as to be valid and enforceable under applicable law, but if any provision of this Loan Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be severed herefrom and such invalidity or unenforceability shall not affect any other provision of this Loan Agreement, the balance of which shall remain in and have its intended full force and effect. Provided, however, if such provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to be modified so as to be valid and enforceable to the maximum extent permitted by law.

13.7     Successors and Assigns. This Loan Agreement and the Other Agreements shall be binding on Borrower and upon the successors of Borrower, and shall inure to the benefit of Agent, Lenders, their successors, assigns, affiliates, divisions and parents and may be assigned by Agent or any Lender without notice to Borrower. This provision, however, shall not be deemed to modify Section 13.3 hereof.

13.8     Incorporation of Other Agreements; Exhibits; and Schedules. The terms and provisions of the Other Agreements are incorporated herein by this reference thereto. The Exhibits and Schedules referred to herein are attached hereto, made a part hereof and incorporated herein by this reference thereto.

13.9     Survival of Termination. Except as otherwise provided in this Loan Agreement or the Other Agreements, no termination or cancellation of this Loan Agreement or the Other Agreements shall in any way affect or impair the powers, obligations, duties, rights and liabilities of Borrower or Agent or any Lender in any way or respect relating to (A) any transaction or event occurring prior to such termination or cancellation, (B) the Collateral, or (C) any of the undertakings, agreements, covenants, warranties and representations of Borrower contained in this Loan Agreement or the Other Agreements. All such undertakings, agreements, representations, warranties and covenants shall survive such termination or cancellation.

13.10   Waiver of Notices. Except as otherwise expressly provided herein, Borrower waives any and all notices or demands which Borrower might be entitled to receive with respect to this Loan Agreement or the Other Agreements by virtue of any applicable law, statute or regulation, and waives presentment, demand, protest, notice, default, dishonor, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, Accounts, contract rights, Documents, Instruments, Chattel Paper and guaranties at any time held by Agent or any Lender on which Borrower may in any way be liable, and hereby ratifies and confirms whatever Agent or such Lender may do in this regard.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

13.11   Authority to Execute and Borrow. Until Agent is notified by Borrower to the contrary, the signature upon this Loan Agreement or upon any of the Other Agreements of (A) a Senior Officer, or (B) any other Person designated in writing to Agent by any of the foregoing, shall bind Borrower and be deemed to be the duly authorized act of Borrower. Each Senior Officer shall have the authority to borrow funds on behalf of Borrower pursuant to the terms of this Loan Agreement.

13.12   Costs, Fees and Expenses. Borrower shall reimburse Agent for all reasonable costs, fees and expenses incurred by Agent, or for which Agent becomes obligated, whether before or after the occurrence of an Unmatured Event of Default or Event of Default, in connection with the negotiation, preparation, administration, enforcement and conclusion of this Loan Agreement and the Other Agreements, including, but not limited to, reasonable attorneys’ and paralegals’ fees, costs and expenses, other professional fees, search fees, costs and expenses, filing and recording fees, all taxes payable in connection with this Loan Agreement (excluding any taxes payable by Agent with respect to income of Agent arising from this Loan Agreement) or the Other Agreements; and any costs and fees incurred in connection with any proceeding to protect, collect; sell, liquidate or otherwise dispose of any of the Collateral. Except as otherwise limited pursuant to Section 4.3, Borrower shall further reimburse Agent, upon demand, for the costs, fees and expenses incurred or charged by Agent, its agents or employees, with respect to audits or other business analysis performed in the administration of this Loan Agreement at the rate of $1,000 per man-day, plus all of the reasonable out-of-pocket costs or expenses incurred by Agent in the performance of such audit or analysis. All such costs, fees and expenses referenced in this Section shall be part of the Liabilities payable by Borrower to Agent upon demand with interest at the Default Rate until actually paid. Without limiting the generality of the foregoing, such costs and expenses shall include the fees, expenses and charges of attorneys, paralegals, accountants, investment bankers, appraisers, valuation and other specialists, experts, expert witnesses, auctioneers, court reporters, telegram, management consultants, telex and telefax charges, overnight delivery services, messenger services and expenses for travel, lodging and meals.

13.13   Binding Agreement; Governing Law. This Loan Agreement and the Other Agreements are submitted by Borrower to Agent and Lenders, for Agent’s and Lenders’ acceptance or rejection thereof, at Agent’s office in Chicago, Illinois, as an offer by Borrower to borrow monies from Agent and Lenders and shall not be binding upon Agent or Lenders or become effective until and unless accepted by Agent and Lenders, in writing, at said place of business. THIS LOAN AGREEMENT AND THE OTHER AGREEMENTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND UNDER THE LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS INCLUDING, BUT NOT LIMITED TO, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING ILLINOIS’ CHOICE OF LAW PROVISIONS.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

13.14   Notices. Any and all notices, demands, requests, consents, designations, waivers and other communications required or desired hereunder shall be in writing and shall be deemed effective upon personal delivery, upon confirmed facsimile transmission, upon receipted delivery by reputable overnight carrier, or three (3) days after mailing if mailed by registered or certified mail, return receipt requested, postage prepaid, to Borrower or Agent at the following addresses or facsimile numbers or such other addresses and facsimile numbers as Borrower or Agent may specify in like manner; provided, however, that notices of a change of address or facsimile number shall be effective only upon receipt thereof.

If to Borrower, then to: Agritech Worldwide, Inc. 1011 Campus Drive Mundelein, Illinois 60060 Attention: Jonathan Kahn Facsimile No.: [________]	If to Agent and Lenders, then to: GKS Funding LLC 2550 N. Lakeview Avenue Unit S2206 Chicago, IL 60614 Attention: Mo Garfinkle Facsimile No.: [________]
With a copy to: Chrysler Building 405 Lexington Avenue 26th Floor, New York, New York 10174 Attention: Leslie Marlow Facsimile No.: (212) 208-4657	With a copy to: Greenberg Traurig, LLP 77 West Wacker Drive, Suite 3100 Chicago, Illinois 60601 Attention: Andrew R. Cardonick, Esq. Facsimile No.: (312) 899-0447

13.15   Release of Claims. Excepting only causes of action or claims for Agent or any Lender’s gross negligence or willful misconduct, Borrower hereby releases Agent and each Lender from any and all causes of action or claims which Borrower may now or hereafter has for any asserted loss or damage to Borrower caused by or arising from: (A) Agent’s notification to any Account Debtor of Agent’s security interest and Lien in the Accounts and Possessory Collateral unless in contravention of this Loan Agreement; (B) Agent directing any Account Debtor to pay any sums owing to Borrower directly to Agent; and (C) any other act or omission to act on the part of Agent or any Lender, their officers, agents or employees, which is permitted pursuant to the terms of this Loan Agreement or any of the Other Agreements.

13.16   Capital Adequacy Charge. In the event that Agent or any Lender shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by Agent or such Lender with any directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority does or shall have the effect of reducing the rate of return on Agent’s or such Lender’s capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent’s or such Lender’s policies with respect to capital adequacy) by an amount deemed by Agent or such Lender, in its sole discretion, to be material, then from time to time, after submission by Agent or such Lender to Borrower of a written demand therefor, Borrower shall pay to Agent such additional amount or amounts as will compensate Agent or such Lender for such reduction. A certificate of Agent or any Lender claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such payment, the additional amount or amounts to be paid to Agent or such Lender, and the method by which such amounts were determined. In determining such amount, Agent or such Lender may use any reasonable averaging and attribution method. Notwithstanding the foregoing, Agent or such Lender shall not be entitled to any amounts described in this paragraph (i) unless Agent or such Lender is imposing similar assessments on other borrowers or loans of Agent or such Lender that Agent or such Lender has classified as similar to Borrower or the applicable Loans and (ii) to the extent that the event giving rise to such assessment occurred more than 180 days prior to the date such notice and demand is given to Borrower; provided, however, that if the event giving rise to such assessment has a retroactive effect, then such 180 day period shall be extended to include the period of such retroactive effect.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

13.17   Headings. The captions contained in this Loan Agreement are inserted only as a matter of convenience and shall in no way define, limit or extend the scope or intent of this Loan Agreement or any provision of this Loan Agreement, and shall not affect the construction or interpretation of this Loan Agreement.

13.18   Maximum Interest. It is the intent of Borrower, Agent and Lenders that the rate of interest and the other charges of Borrower under this Loan Agreement shall be lawful; therefore, if for any reason, the interest or other charges payable under this Loan Agreement are found by a court of competent jurisdiction to exceed the limit which Agent and Lenders may lawfully charge Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limits. If Borrower has paid an amount in excess of such limit, then such amount shall be applied to reduce the principal portion of the Liabilities.

13.19   Construction. Any provision of this Loan Agreement which requires a party to perform any act shall be construed as requiring the party to perform the act or cause such act to be performed. Any provision of this Loan Agreement which requires a party to refrain from taking any act shall be construed as requiring the party to refrain from taking the act, to refrain from causing such act to be taken and to cause those under his/her control from taking the act. Wherever the term “including” is used, the same shall be deemed to mean, “including, but not limited to”. “Any” shall be deemed to mean “any and all” whenever applicable. The singular shall be deemed to include the plural, and the plural shall be deemed to include the singular. The masculine pronoun shall be deemed to include the feminine and neuter pronouns, and vice versa. “Copies” means photostatic or other reproduced originals which accurately, truly, correctly and completely present the original of the document copied. References to “this Loan Agreement” shall mean this Loan Agreement as amended from time to time. An Unmatured Event of Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Unmatured Event of Default or Event of Default occurs to the date on which such Unmatured Event of Default or Event of Default is waived in writing pursuant to this Loan Agreement or, in the case of an Unmatured Event of Default, is cured within any period of cure expressly provided for in this Loan Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by Agent. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is not correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

13.20   Revival of Liabilities. To the extent that Agent receives any payment on account of the Liabilities, or any proceeds of the Collateral are applied on account of the Liabilities, and any such payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Agent to Borrower, its estate, trustee, receiver or any other party under the United States Bankruptcy Code or any similar federal, state or local law, statute or regulation, then, to the extent of such payment or proceeds received, the Liabilities shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Agent and applied on account of the Liabilities.

13.21   General Indemnity. In addition to the payment of expenses pursuant to Section 13.11, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to indemnify, pay and hold Agent, Lenders and their successors and assigns and the officers, directors, employees, agents, and affiliates of Agent, Lenders and their successors and assigns (collectively the “Indemnitees”), harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for any of such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not any of such Indemnitees shall be designated a party thereto) that may be imposed on, incurred by, or asserted against any Indemnitee in any manner relating to or arising out of the Loan Documents or any other agreements executed and delivered by Borrower or any guarantor of the Liabilities in connection herewith, the statements contained in any commitment or proposal letter delivered by Agent or any Lender, Agent’s and Lenders’ agreement to make the Loans or the use or intended use of the proceeds of any of the Loans hereunder (collectively the “Indemnified Liabilities”); provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out in this Section shall survive satisfaction and payment of the Liabilities and termination of this Loan Agreement.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

13.22   Environmental and Safety and Health Indemnity. Borrower hereby agrees to indemnify Agent and each Lender and agrees to hold Agent and each Lender and their predecessors and successors in interest, and its affiliates, employees, agents, directors and officers harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs, consulting fees, costs of investigation and reasonable attorneys’ fees) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, Agent or any Lender for, with respect to, or as a direct or indirect result of (A) the violation or alleged violation by Borrower or any of its predecessors in interest of any Environmental Laws regarding past, present or future property or operations; (B) the presence on or under, or the release from, at or to, properties utilized by Borrower and/or any predecessor in interest of any Hazardous Substances; (C) the existence of any unsafe or unhealthful condition on or at any premises utilized by Borrower or any predecessor in interest in the past, present or future; (D) transport, treatment, recycling, storage, disposal, or release or threatened release, or arrangement therefor, to, at or from any facility owned or operated by another Person, of any Hazardous Substances generated by Borrower or its predecessors in interest; (E) any remedial action or corrective action arising out of, related to, or in connection with any past, present or future property or operations of Borrower or any of its predecessors in interest; (F) asbestos-containing material, in or at any past, present or future property of Borrower or any of its predecessors in interest; (G) failure to comply with any representations, warranties, covenants, terms or conditions of this Loan Agreement that relate to Environmental Laws or Hazardous Substances; and (H) any environmental, health or safety investigation or review conducted by or on behalf of Agent and Lenders in connection with this Loan Agreement; provided that Borrower shall have no obligation to Agent and Lenders hereunder with respect to any such liabilities arising from the gross negligence or willful misconduct of Agent or any Lender. The provisions of and undertakings and indemnification set out in this Section shall survive satisfaction and payment of the Liabilities and termination of this Loan Agreement and shall expressly cover time periods when Agent or any Lender may have come into possession or control of any of the property of Borrower at any time thereafter.

13.23   Other Amounts Deemed Loans. If at any time after the occurrence and during the continuation of an Event of Default; Borrower fails to timely comply with any Covenant, Agent may, but shall not be obligated to, pay, satisfy, discharge or bond the same for the account of Borrower, and to the extent permitted by law and at the option of Agent, all monies so paid by Agent on behalf of Borrower shall be deemed Liabilities due upon demand and shall bear interest at the Default Rate.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

13.24   Reserved.

13.25   Further Assurances. Borrower shall execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, any and all such further assurances and other agreements or instruments, and take or cause to be taken all such other action, as shall be reasonably necessary from time to time to give full effect to the Loan Documents and the transactions contemplated thereby.

13.26   Reserved.

13.27   Disclosure of Information. Borrower agrees that Agent and Lenders may provide any information Agent and Lenders may have about Borrower or about any matter relating to this Loan Agreement, the Other Agreements and all or any portion of the Liabilities to Agent’s and Lenders’ subsidiaries or affiliates or their successors, or to any one or more purchasers or potential purchasers of this Loan Agreement, the Other Agreements and all or any portion of the Liabilities, subject to Agent and Lenders obtaining customary nondisclosure agreements from such parties.

13.28   Patriot Act. Agent and Lenders hereby notify Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and Agent’s and Lenders’ policies and practices, Agent and Lenders are required to obtain, verify and record certain information and documentation that identifies Borrower, which information includes the name and address of Borrower and such other information that will allow Agent and Lenders to identify Borrower in accordance with the Act. In addition, and without limiting the foregoing sentence, Borrower shall (a) ensure, and cause each Subsidiary to ensure, that no person who owns a controlling interest in or otherwise controls Borrower or any Subsidiary is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause each Subsidiary to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

13.29   Merger Clause/Counterparts. This Loan Agreement constitutes the entire agreement between Agent, Lenders and Borrower with regard to the subject matter hereof, and supersedes all prior and contemporaneous communications, agreements and assurances, whether verbal or written. This Loan Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. A facsimile or email transmitted executed counterpart to this Loan Agreement and the other agreements, documents and instruments executed in connection herewith will be deemed an acceptable original for purposes of consummating this Loan Agreement and such other agreements, documents and instruments; provided, however, Borrower shall be required to deliver to Agent original executed signature pages in substitution for said facsimile or email transmitted signature pages upon Agent’s request therefor.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

13.30   SERVICE OF PROCESS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

13.31   JURISDICTION; VENUE. TO INDUCE AGENT AND LENDERS TO ACCEPT THIS LOAN AGREEMENT, BORROWER IRREVOCABLY AGREES THAT, SUBJECT TO AGENT’S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THE LOAN DOCUMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY AGENT OR ANY LENDER IN ACCORDANCE WITH THIS SECTION.

13.32   JURY WAIVER. BORROWER, AGENT AND EACH LENDER HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG BORROWER, AGENT AND LENDERS ARISING OUT OF OR IN ANYWAY RELATED TO THIS LOAN AGREEMENT OR ANY OF THE OTHER AGREEMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT TO AGENT AND LENDERS TO PROVIDE THE FINANCING DESCRIBED HEREIN AND IN THE OTHER AGREEMENTS. BORROWER HEREBY REPRESENTS AND WARRANTS TO AGENT AND LENDERS THAT IT HAS CONSULTED WITH AND BEEN COUNSELED BY COMPETENT COUNSEL CONCERNING THE WAIVER SET FORTH IN THIS SECTION AND HAS KNOWINGLY MADE SUCH WAIVER.

[Signature pages follow]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, Agent, Lenders and Borrower have caused this Loan and Security Agreement to be executed and delivered by their duly authorized officers as of the date first set forth above.

Borrower:

AGRITECH WORLDWIDE, INC.,
a Nevada corporation

By:	/s/ Jonathan E. Kahn
Name:	Jonathan E. Kahn
Title:	CEO

[Signature page to Loan and Security Agreement]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Agent:

GKS FUNDING LLC, as Agent and a Lender

By:	/s/ M. Garfinkle
Name:	Morris Garfinkle
Title:

[Signature page to Loan and Security Agreement]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Lenders:

SUSAN A. STONE

By:	/s/ Susan A. Stone

ROGER STONE

By:	/s/ Roger Stone

[Signature page to Loan and Security Agreement]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

ANNEX A

LENDERS AND PRO RATA SHARES

Lender	Loan Commitment	Pro Rata Share
GKS Funding LLC	$498,000	50.00%
Susan Stone	$249,000	25.00%
Roger Stone	$249,000	25.00%
TOTALS	$996,000	100.00%

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Attached to and forming a part of the Loan and Security Agreement, dated as of February 1, 2017 (the “Agreement”), are the disclosure schedules of Agritech Worldwide, Inc. (the “Company”) (collectively, the “Disclosure Schedules”).  Nothing in these Disclosure Schedules is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant.

Section headings and numbers used in these Disclosure Schedules refer to the corresponding sections of the Agreement, and these and other headings and numbers are for convenience only and are not to be used to interpret any provision of the Agreement or these Disclosure Schedules.  Any matters disclosed in one section of these Disclosure Schedules shall be deemed disclosed for all purposes in all other sections of these Disclosure Schedules to the extent that such disclosure is made in such a way as to make its relevance with respect to any such other section of these Disclosure Schedules reasonably apparent on its face.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 1.1(A)
Permitted Indebtedness

Permitted Indebtedness as of 12-31-16
	Amount		Interest	Interest Due	Total Due
Holder	($)	Date	Rate	($)	($)

Edward B. Smith	200,000	2/11/2014	12.5%	72,192	272,192
Edward B. Smith	300,000	4/25/2014	14.0%	112,882	412,882
CKS Warehouse	62,433	5/12/2014	14.0%	23,085	85,518
Morris Garfinkle	62,433	5/12/2014	14.0%	23,085	85,518
Edward B. Smith	85,000	9/29/2014	14.0%	26,865	111,865
Edward B. Smith	85,000	10/23/2014	14.0%	26,082	111,082
Edward B. Smith	70,000	10/30/2014	14.0%	21,292	91,292
Edward B. Smith	30,000	10/30/2014	14.0%	9,125	39,125
Edward B. Smith	12,000	6/12/2015	14.0%	2,614	14,614
Edward B. Smith	25,000	8/13/2015	14.0%	4,852	29,852
Edward B. Smith	150,000	8/21/2015	14.0%	28,652	178,652
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
Jonathan Kahn	500,000	12/23/2015	14.0%	71,726	571,726
Jonathan Kahn	100,000	3/2/2016	14.0%	11,660	111,660
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
Garfinkle Revocable Trust	100,000	3/16/2016	14.0%	11,123	111,123
Jeffery Charitable Foundation	50,000	3/16/2016	14.0%	5,562	55,562
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
Jeffery Roth IRA	50,000	4/8/2016	14.0%	5,121	55,121
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

Preferred stock and warrants that are accounted for as derivative liabilities - As of 9/30/16: $376,890 *

Capital lease payable as of 9/30/16: $405,077*

*Amounts subject to change in future quarters based upon variables in the calculations

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 1.1(B)
Permitted Liens

None

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 3.5
DEBT TO BE REPAID

Advances to the company from Edward B. Smith: $59,230.00

On July 17, 2015, the Company entered into an equipment purchase agreement (the “Purchase Agreement”) with Fordham Capital Partners, LLC (“Fordham”) pursuant to which the Company sold all of its right, title and interest in production equipment utilized by the Company to Fordham for a purchase price of $514,707. From the proceeds of the sale, the Company repaid outstanding borrowings of $200,000 due to Fordham Capital plus accrued interest of $3,112, franchise taxes of $96,542 and a security deposit of $15,800 related to the equipment lease. The Company recognized a loss on the sale of $574,331. Concurrently with entering into the Purchase Agreement, on July 17, 2015, the Company entered into an equipment lease agreement (the “Equipment Lease Agreement”) with Fordham pursuant to which the Company leased the production equipment from Fordham on terms that included the following: a lease term of 24 months, monthly lease payments by the Company of $15,800 and the option (at the election of the Company) to purchase the equipment on or after July 8, 2016 on the following terms: (i) if the purchase date is between 12- 18 months $425,000; (ii) if the purchase date is between 19- 23 months: $360,000; and (iii) if the purchase date is during the 24th month (but no later than July 8, 2017): $325,000. The Equipment Lease Agreement includes customary events of default, including non- payment by the Company of the monthly lease payments and the payment of penalties upon such late payments. The equipment lease is secured by all of the assets of the Company. The Company received cash proceeds of $172,911 from the Purchase Agreement after paying off the obligations described above. These proceeds were used for general corporate purposes.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 4.1
Commercial Tort Claims

None

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 4.2(A)
Certificate of Title Goods

None

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 4.2(B)
Borrower’s Information

LEGAL NAME	STATE OF ORGANIZATION	ORGANIZATIONAL IDENTIFICATION NUMBER
Agritech Worldwide Inc.	Nevada	36-4197173

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 4.4
Chief Executive Office And Collateral Locations

BORROWER	CHIEF EXECUTIVE OFFICE	OTHER COLLATERAL LOCATIONS
Agritech Worldwide Inc.	1011 Campus Drive Mundelein, IL 60060	Fully-written down industrial grade soluble fiber stored in a warehouse in Waukon, IA

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 4.11
Fixtures/Real Property Owned By Borrower

[*****]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 9.1(F)

Litigation

On July 7, 2007, the Company and Greg Halpern, its former Chief Executive Officer in his individual capacity, were served with a complaint by Joseph Sanfilippo and James Cluck for violation of the Consumer Fraud Act and the plaintiffs are seeking damages in excess of $200,000. The trial court has issued a default order against the Company, and has denied the Company’s Motion to reconsider. Management believes that the trial court’s rulings were erroneous and that it has grounds for appeal, and that the underlying allegations are frivolous and wholly without merit and will vigorously defends the claim. The outcome of this matter is unknown as of the report date. However, the Company has accrued a liability in the amount of $102,000 in respect to this litigation.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 9.1(H)

GOVERNMENT CONTRACTS

The Company is finalizing a new Cooperative Research & Development Agreement with the Eastern Research Center of the United States Department of Agriculture.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 9.1(I)

Intellectual Property

1.	Wholly Owned Insoluble Fiber Patents:

a.	“Amorphous Insoluble Cellulosic Fiber and Method for Making Same” Shukla US 7,625,591 B2 (Issued December 1, 2009)

b.	“Emulsified Liquid Shortening Compositions” Shukla US 7,763,301 B2 (Issued July 27, 2010)

Per its previous Research Agreement with the USDA effective 6/1/2011, the Company is the 50% owner of the intellectual property that was jointly produced through its CRADA relationship (“the Patents”) and has the first rights to be the exclusive commercialization partner on this IP.

2.	Jointly-Owned Insoluble Fiber Patents:

a.	“Cellulosic Arabinoxylan Fiber (CAF) and Methods of Preparing” Yadav et al. US Application #: 20150368372 (Filed June 22, 2015)

b.	“Insoluble Biomass Gel (IBG) and Methods of Preparing” Yadav et al. US Application #” 20150368372 (Filed June 22, 2015)

3.	Jointly-Owned Soluble Fiber Patents:

a.	“Bio-Based Fiber Gums (BFGs) and Process For Producing BFGs” Yadav et al. US 9,434,788 B2 (Issued September 6, 2016)

b.	[*****]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 9.1(L)
Breach Of Other Loan Documents

None

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 9.1(O)
Change Of Corporate Name Or Structure

On May 17, 2016, the Company entered into an employment agreement with Jonathan Kahn in connection with the appointment of Mr. Kahn as the Company’s new Chief Executive Officer.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 9.1(P)
Borrower And Its Subsidiaries’ Corporate Information;

I.       Name of each of the Subsidiaries of Borrower, and the jurisdiction of incorporation or formation and the percentage of voting Equity Interests owned by Borrower:

No Subs

II.       Name of Borrower’s corporate or joint venture Affiliates and the nature of the affiliation:

No corporate or joint venture affiliates

III.       Number, nature and holder of all outstanding Equity Interests of Borrower and each Subsidiary of Borrower:

154,976,459 common shares as of January 27, 2017

710,185 series B preferred shares as of January 27, 2017

IV.       Number of authorized and issued Equity Interests of Borrower and each Subsidiary of Borrower:

Name of Entity	Number of Authorized Interests	Number of Issued Interests
Agritech Worldwide Inc.	500,000,000 common shares	154,976,185 common shares
Agritech Worldwide Inc.	25,000 preferred shares	710,185 series B preferred shares

V.       Options to purchase and rights or warrants to obligations convertible into, and any powers of attorney relating to, shares of Equity Interests of Borrower:

8,748,308 options outstanding as of January 27, 2017 (10,351,023 options outstanding as of September 30, 2016)

VI.       Outstanding agreements or instruments binding upon any of Borrower’s shareholders or members relating to the ownership of its Equity Interests:

None

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 9.1(R)
Labor Relations

None

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 9.1(Y)
Affiliate Transactions

Effective January 1, 2015, the Company entered into a Consulting Agreement with Jeffery Consulting Group, LLC pursuant to which Jeffery Consulting agreed to provide assistance with operational improvements including manufacturing processes, strategic and tactical advice with respect to the Company’s sales and marketing initiatives, and provide customer introductions and strategic sales opportunities. In consideration of services rendered by Jeffery Consulting, the Company issued a warrant to purchase 1,250,000 shares of Common Stock at $0.35 per share. The warrant vested 500,000 shares upon the mutual execution of this agreement, and 250,000 shares each at the three month, six month, and nine month anniversaries of this agreement. The fair value of the warrants issued is estimated on the date of grant using the Black-Scholes valuation model. The assumptions used in the model included the historical volatility of the Company’s stock of 84.52%, and the risk-free rate for periods within the expected life of the warrant based on the U.S. Treasury yield curve in effect of 1.07%. For the three months ended September 30, 2015 the Company recognized compensation expense of $128,880. The Company also agreed to accrue $5,000 per month which becomes payable to Jeffery Consulting once the Company has raised $3 million in additional capital. The Company terminated the Consulting Agreement as of April 1, 2016.

On January 8, 2015, the Company, entered into agreements to sell an aggregate of 260,000 Units to eight (8) accredited investors at a price per unit of $4.00 (the “Units”) In addition, the Company issued Additional Warrants exercisable for an aggregate of 946,400 shares of the Company’s common stock. The Warrants expire on the fifth anniversary of their issuance, may be exercised on a cashless basis, are subject to full ratchet price anti-dilution protection and entitled to registration rights.

In addition to the foregoing, the members of the Company’s Board of Directors agreed to receive an aggregate of 96,590 Units (representing one (1) Unit for every $4.00 of debt exchanged), 826,806 Initial Warrants and 351,586 Additional Warrants in exchange for previously issued convertible notes (including principal and accrued and unpaid interest) (the “Notes”) held by the directors or affiliated entities as follows: (i) 71,211 Units, 609,566 Initial Warrants and 259,208 Additional Warrants were issued to Edward B. Smith, III, the Company’s Chief Executive Officer, in exchange for an aggregate of $284,844 of notes, (ii) 10,084 Units, 86,317 Initial Warrants and 36,705 Additional Warrants were issued to Morris Garfinkle in exchange for $40,335 of notes; (iii) 5,211 Units, 44,606 Initial Warrants and 18,968 Additional Warrants were issued to each of Mark Hershhorn and Brian Israel in exchange for an aggregate of $20,844 of notes, respectively; and (v) 4,873 Units, 41,712 Initial Warrants and 17,737 Additional Warrants were issued to CKS Warehouse, an entity in which Mr. Hershhorn owns a controlling interest, in exchange for an aggregate of $19,491of principal and interest on notes.

On February 9, 2015, Edward B. Smith, III and Morris Garfinkle were issued warrants exercisable for 31,000,000 and 5,500,000 shares of common stock, respectively, in consideration of the services to be provided to the Company as Chief Executive Officer of the Company and Chairman of the Board, respectively. The exercise price of these warrants is $0.45 per share. The fair value of the warrants issued is estimated on the date of grant using the Black-Scholes valuation model. The assumptions used in the model included the historical volatility of the Company’s stock of 81.99%, and the risk-free rate for periods within the expected life of the warrant based on the U.S. Treasury yield curve in effect of 0.85%. For the three months ended September 30, 2015 the Company recognized compensation expense of $3,749,259.

On February 24, 2015, the Company issued 576,924 shares of common stock to its then three non-executive directors (192,308 shares each) Brian Israel, Morris Garfinkle and Dan Jeffery. The Company recognized a total expense of $150,000 related to these issuances. These shares were valued based on the closing price on the grant date.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

On May 14, 2015 the Company entered into a consulting agreement with E.B. Smith Jr. (father of the Company’s former Chief Executive Officer, director and largest shareholder, Edward B. Smith III) pursuant to which E.B. Smith Jr. agreed to provide advice with respect to the Company’s marketing initiatives, provide customer introductions and investigating strategic transactions. In consideration of services rendered by E.B. Smith Jr., the Company issued warrants to purchase 750,000 shares of common stock at $0.35 per share. The warrants vested 450,000 shares upon the mutual execution of the agreement and then in 150,000 share increments at the three month and six month anniversaries of this agreement. The fair value of the warrants issued is estimated on the date of grant using the Black- Scholes valuation model. The assumptions used in the model included the historical volatility of the Company’s stock of 104.65%, and the risk- free rate for periods within the expected life of the warrant based on the U.S. Treasury yield curve in effect of 1.6%. In 2015 the Company recognized an expense of $117,642. The agreement terminated on May 14, 2016.

On December 23, 2015, the Company issued a 14% nonconvertible senior unsecured note to Jonathan Kahn in the principal amount of $500,000. The note matures in twelve months (December 23, 2016) and bears interest at 14% computed based on a 365- day year. Accrued interest is payable at maturity in cash. During the three months ended September 30, 2016 this note was reclassified from a short-term borrowing to unrelated parties as a short-term non-convertible note to related parties.

On March 2, 2016, the Company issued a 14% senior unsecured note to Jonathan Kahn, the Company’s current Chief Executive Officer, interim Chief Financial Officer and member of the Board of Directors in the principal amount of $100,000. The Company recognized $3,791and amortized $247 of discount as of September 30, 2016. The note matures in one year (March 2, 2017) and bears interest at 14% compounded based on a 365-day year. Accrued interest is payable at maturity in cash. In addition, the Company issued a warrant to acquire 400,000 shares of the Company’s common stock, at an exercise price of $0.64 per share to the accredited investor. The Warrants expire on the fifth anniversary of their issuance, may be exercised on a cashless basis, are subject to full ratchet price anti- dilution protection and entitled to registration rights. During the three months ended September 30, 2016 this note was reclassified from a short-term borrowing to unrelated parties as a short-term non-convertible note to related parties.

On March 17, 2016, the Company issued a 14% senior unsecured note to an entity controlled by Morris Garfinkle in the principal amount of $100,000. The Company recognized $3,094 and amortized $178 of discount as of September 30, 2016. The note matures in one year (March 17, 2017) and bears interest at 14% compounded based on a 365-day year. Accrued interest is payable at maturity in cash. In addition, the Company issued a warrant to acquire 400,000 shares of the Company’s common stock, at an exercise price of $0.64 per share to the entity controlled by Mr. Garfinkle. The Warrants expire on the fifth anniversary of their issuance, may be exercised on a cashless basis, are subject to full ratchet price anti- dilution protection and entitled to registration rights.

On March 17, 2016, the Company issued a 14% senior unsecured note to an entity controlled by Dan Jeffery in the principal amount of $50,000. The Company recognized $1,824 and amortized $105 of discount as of September 30, 2016. The note matures in one year (March 17, 2017) and bears interest at 14% compounded based on a 365-day year. Accrued interest is payable at maturity in cash. In addition, the Company issued a warrant to acquire 200,000 shares of the Company’s common stock at an exercise price of $0.64 per share to the entity controlled by Dan Jeffery. The Warrants expire on the fifth anniversary of their issuance, may be exercised on a cashless basis, are subject to full ratchet price anti- dilution protection and entitled to registration rights.

On April 28, 2016, the Company issued a 14% senior unsecured note to an entity related to Dan Jeffery in the principal amount of $50,000. The Company recognized $1,562 and amortized $55 of discount as of September 30, 2016. The note matures in one year (April 28, 2017) and bears interest at 14% compounded based on a 365-day year. Accrued interest is payable at maturity in cash. In addition, the Company issued a warrant to acquire 150,000 shares of the Common Stock at an exercise price of $0.64 per share to the entity related to Dan Jeffery. The Warrants expire on the fifth anniversary of their issuance, may be exercised on a cashless basis, are subject to full ratchet price anti- dilution protection and entitled to registration rights.

On May 17, 2016, each non-executive member of the Board (Morris Garfinkle, Dan Jeffery and Edward B. Smith III) was granted pursuant to the Company’s Amended and Restated Incentive Compensation Plan an option to purchase 1,006,711 shares of Common Stock (the equivalent of $30,000 based on the Common Stock’s closing price of $0.0298 on the grant date) for a total of 3,020,133 shares of Common Stock at an exercise price of $0.0298 per share. These stock options vest 25% on date of grant and 25% every 90, 180 and 270 days subsequent to the grant date and expire ten years after the date of the grant.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

On May 17, 2016 (the “Effective Date”), the Company” entered into an employment agreement with Jonathan Kahn (the “Kahn Employment Agreement”) in connection with the appointment of Mr. Kahn as the Company’s new Chief Executive Officer. The Kahn Employment Agreement will continue until June 30, 2019 (subject to automatic one year extensions), unless earlier terminated pursuant to its terms. Pursuant to the Kahn Employment Agreement, Mr. Kahn’s annual base salary will be $200,000 per year from the Effective Date through December 31, 2016 and $225,000 beginning January 1, 2017. Mr. Kahn will also be eligible to participate in Company’s annual incentive compensation program (the “Annual Incentive Program”), with a target annual bonus equal to 100% of his annual base salary and a maximum annual bonus each year equal to 200% of his base salary. Mr. Kahn’s annual bonus for the 2016 calendar year will be prorated based on the number of days served during 2016. The actual amount of the annual bonus earned by and payable to Mr. Kahn in any year will be determined upon the satisfaction of goals and objectives established by the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”) and will be subject to such other terms and conditions of the Company’s Annual Incentive Program as in effect from time to time.

Pursuant to the Kahn Employment Agreement, Mr. Kahn was granted 6,067,931 fully-vested shares of the Company’s common stock, par value $0.00005 per share (the “Common Stock”), such amount representing 3.5% of the Company’s shares of Common Stock on a fully diluted basis as of the Effective Date. In addition, on each of May 1, 2017 and May 1, 2018, respectively, Mr. Kahn will receive an additional grant of fully-vested Company Common Stock, such additional grants each representing 0.75% of the Company’s shares of Common Stock on a fully diluted basis as of May 1, 2017 and May 1, 2018, respectively (together with the 6,067,931 shares granted on the Effective Date, the “Equity Award”).

Commencing in calendar year 2017, and each year thereafter, Mr. Kahn will be eligible to participate in the Company’s annual equity incentive compensation program, with an annual target equity grant for each year in which Mr. Kahn participates in the equity incentive compensation program having a grant date fair value equal to 100% of Mr. Kahn’s base salary and a maximum annual equity award for each year in which Mr. Kahn participates in the equity incentive compensation program equal to 250% of Mr. Kahn’s base salary. In determining the amount of Mr. Kahn’s equity grant for any year, the Compensation Committee will consider the Company’s performance over the immediately preceding fiscal year.

On each anniversary of the Effective Date and each Equity Issuance Date (as defined below), until such time as Mr. Kahn terminates employment with the Company, Mr. Kahn will receive an additional grant of unrestricted Common Stock (which additional grant will be deemed to be a part of the initial Equity Award), if necessary, so that on each such anniversary and each such Equity Issuance Date, the total number of shares received by Mr. Kahn pursuant to the Equity Award will equal at least 3.5% of the Company’s shares of Common Stock on a fully diluted basis until April 30, 2016, 4.25% until April 30, 2018, and 5.0% thereafter. For purposes of the Kahn Employment Agreement, an “Equity Issuance Date” is any date on which the Company consummates the sale of or issuance of (i) more than 1% of the Company’s shares of Common Stock on a fully diluted basis; or (ii) any instrument that is convertible into more than 1% of the Company’s shares of Common Stock on a fully diluted basis. For the sake of clarity, in calculating the total number of shares held by Mr. Kahn pursuant to the Equity Award, only the initial shares granted and any additional shares granted in accordance with this paragraph will be considered and any shares (A) held by Mr. Kahn on or prior to the Effective Date or (B) granted to or acquired by Mr. Kahn in any other manner following the grant to Mr. Kahn of the Equity Award (including any annual equity award grant or otherwise) will be disregarded.

If Mr. Kahn’s employment contract is terminated for death or Cause (as such terms are defined in the Kahn Employment Agreement), he (or his estate in the event of death) will receive (i) unpaid salary and expenses as well as his annual bonus for the fiscal year immediately preceding the fiscal year in which the date of termination occurs, if such bonus has not been paid as of the date of termination; (ii) any accrued vacation pay to the extent not theretofore paid; and (iii) any other amounts or benefits required to be paid or provided by law or under any plan, program, policy or practice of the Company.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

If Mr. Kahn’s employment is terminated by the Company without Cause or terminated by him for Good Reason, he will receive two times the sum of (1) his base salary at the time of termination (or, in the event of a Termination for Good Reason, the base salary prior to the event constituting Good Reason if such Base Salary is higher than the base salary at the time of termination) plus (2) Target Bonus (as such term is defined in the Kahn Employment Agreement) at the time of termination (the “Severance Payment”). In addition, Mr. Kahn shall receive (i) an annual bonus for the year in which the terminations occurs, determined based on actual performance during such year and prorated for the period during the year in which Executive was employed by the Company, payable at the same time annual bonuses are paid to other senior executives of the Company; (ii) accelerated vesting of all outstanding Company equity awards, and, in the case of stock options, if any, such options shall remain exercisable until the expiration date of such option; and (iii) if Mr. Kahn timely and properly elects health continuation coverage under COBRA, the Company shall reimburse Mr. Kahn for the monthly COBRA premium paid by for himself and his dependents until the earlier of: (x) the 18-month anniversary of the Termination Date; and (y) the date the Executive is no longer eligible to receive COBRA continuation coverage.

If (1) during the two year period following a Change of Control (as defined in the Kahn Employment Agreement), Mr. Kahn’s employment is terminated due to a Termination Without Cause or a Termination for Good Reason or (2) during the 90-day period preceding a Change of Control, his employment is terminated due to a Termination Without Cause in anticipation of a Change of Control transaction that the Board is actively considering and that is ultimately consummated, Mr. Kahn is entitled to receive the benefits set forth in the preceding paragraph, except that (i) in lieu of the Severance Payment, Mr. Kahn will receive two times the sum of (A) his base salary at the time of such termination or Change of Control, whichever base salary level is greater, plus (B) the Maximum Bonus (as such term is defined in the Kahn Employment Agreement) at the time of such termination or Change of Control, whichever Maximum Bonus level is greater (the “CIC Severance Payment”) and (2) Mr. Kahn will be eligible to receive such COBRA premium reimbursement until the earlier of: (x) the 24-month anniversary of the Termination Date; and (y) the date the Executive is no longer eligible to receive COBRA continuation coverage. Under his employment agreement, Mr. Kahn has also agreed to non-competition provisions.

If Mr. Kahn’s employment is terminated due to Disability (as defined in the Kahn Employment Agreement), he will receive an annual bonus for the year in which the termination occurs, determined based on actual performance during such year and prorated for the period during the year in which Mr. Kahn was employed by the Company.

Pursuant to the Kahn Employment Agreement, Mr. Kahn was granted 6,067,931 fully-vested shares of Common Stock pursuant to the Company’s Amended and Restated Incentive Compensation Plan.

The foregoing summary description of the Kahn Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the Kahn Employment Agreement, a copy of which is attached as Exhibit 10.1 to the Form 8-K filed on May 17, 2016 and are incorporated herein by reference

There are no family relationships between Mr. Kahn and any former director, officer or person nominated or chosen by the Company to become director.

On June 21, 2016, the Company issued 2,013,423 shares of common stock to its Chairman Morris Garfinkle pursuant to the Plan. The Company recognized a total expense of $160,001 related to this issuance. These shares were valued based on the closing price on the grant date.

On November 18, 2016 Edward B. Smith advanced the Company $16,230.

On November 22, 2016 Edward B. Smith advanced the Company $23,000.

On December 7, 2016, Edward B. Smith advanced the Company $20,000.

On December 7, 2016, Jonathan Kahn advanced the Company $20,000.

On January 4, 2017, Jonathan Kahn advanced the Company $30,000.

On January 5, 2017, Morris Garfinkle advanced the Company $50,000.

On January 18, 2017, Jonathan Kahn advanced the Company $50,000.

On January 19, 2017, Jonathan Kahn advanced the Company $23,830.60

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 9.2(L)

For indebtedness, see Schedule 1.1(A)

Note that the senior secured indebtedness to CKS Warehouse in the principal amount of $62,433 is not being subordinated

PREFERRED NOTES

Preferred
Holder	Units
[*****]

2015 Roll of Convertible Notes into Units
Morris Garfinkle	10,084
CKS Warehouse	4,873
Mark Hershorn	5,211
Brian Israel	5,211
Edward B. Smith	71,211

Total	710,185

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 9.3(D)
Investments

None